UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C., 20549


                                  FORM 8-K


                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: April 13, 2000
                --------------

                          INDO-PACIFIC ENERGY LTD.
------------------------------------------------------------    ----------------
           (Exact name of registrant as specified in its charter)

Yukon Territory, Canada                  000-29344             Not applicable
(State or other jurisdiction         (Commission              (I.R.S Employer
of incorporation)                    File Number)            Identification No.)


Suite 1200, 1090 West Pender Street, Vancouver, B.C., Canada         V6E 2N7
------------------------------------------------------------    ----------------
(Address of principal executive offices)                           (Postal Code)

Registrant's Telephone number including area code: (604) 682-6496


Item 2  Acquisition or Disposition of Assets

On January 30, 2000, Indo-Pacific Energy Ltd. ("Indo") entered into a letter of intent with Trans- Orient Petroleum Ltd. ("Trans-Orient"). Pursuant to the terms of the letter of intent, Indo and Trans-Orient agreed to restructure their jointly held oil and gas properties. The parties agreed that Trans-Orient would transfer its interest in those properties to Indo and would receive well-head royalties, Indo shares and warrants and other consideration. When the parties entered into this letter of intent, the directors of Indo were Alex Guidi, David
J. Bennett, Brad Holland and Ronald Bertuzzi and the directors of Trans-Orient were Alex Guidi, David J. Bennett, Bernhard J. Zinkhofer and Michael Hart .

The oil and gas assets consisted of interests in unproven oil & petroleum licenses and permits located in New Zealand, Australia and Papua New Guinea. Trans-Orient's interest in these licenses and permits ranged from 5% to 50%.
The parties established a purchase price in the letter of intent on the basis of
1.2 times the capitalized petroleum expenditures of the assets which appeared on the books of Trans-Orient as at December 31, 1999.

The letter of intent was formalized by a formal agreement of purchase and sale (the "Agreement"), which further added detailed clauses of the transaction and the parties involved, including the subsidiaries of Indo and Trans-Orient.

The terms of the Agreement established that the formal closing was expected to occur on or about March 30, 2000. However, the effective date of the Agreement was established at January 1, 2000. The Agreement is subject to ratification by Trans-Orient's shareholders at the Annual General Meeting which will be held on May 23, 2000. Pending shareholder approval, the parties agreed that they will not deal with the exchanged consideration in a way which would make effective rescission of the Agreement impossible. In particular, Trans-Orient agreed not to deal with the securities received from Indo, and Indo agreed not to sell, transfer, mortgage or otherwise encumber the interests in the oil and gas properties, except with the Trans-Orient's consent. Trans-Orient has agreed to give its consent for all transactions which can be said to be in the ordinary course of business. If the Trans-Orient's shareholders do not approve the Agreement by a requisite extraordinary majority, or if a sufficient number of Trans-Orient's shareholders exercise dissent rights making the transaction financially impractical, then Trans-Orient will have the right to elect to rescind the transactions contemplated by the Agreement, or alternatively, seek judicial direction as to those elements of the transaction which can be completed without requiring shareholders consent. While Indo believes that the transaction will be completed, there can be no guarantee that the acquisition of Trans-Orient's interest in the oil and gas properties will be completed because of the necessity of shareholder ratification of this transaction.

Pursuant to the Agreement, Indo purchased all the shares of Trans-Orient Petroleum (PNG) Limited ("Top PNG") and Trans-Orient Petroleum (Aust) Pty Ltd. ("Top Australia"). Prior to the transaction, both Top PNG and Top Australia were wholly owned subsidiaries of Trans-Orient. At the time of this transaction, the directors of Top PNG were Jennifer Margaret Lean and Phillip Cridge , and the director of Top Australia was Jeffrey Phillip Lean. By the terms of the Agreement, Trans-Orient agreed to sell the shares of Top PNG and Top Australia to Indo for 4 common shares of Indo. These shares were given a deemed price of $0.50 per share.

The assets of Top PNG and Top Australia consisted of petroleum, natural gas, sulphur, all other minerals or substances and the right to explore (the "Petroleum Substances"). The right to explore was granted pursuant to leases, licenses, permits and other documents of title (the "Leases") which permitted the holder to drill for, win, take, own or remove the Petroleum Substances, or entitled the holder to a share of the Petroleum Substances removed from the lands underlying the Leases. The following tables provide further details of the assets of Top PNG and Top Australia:

--------------------------------------------------------------------------------
         Permit              Equity %        Royalty %        Expiry Date
     Australia and ZOCA                                       (First Term)
--------------------------------------------------------------------------------
     ZOCA 96-16              10% [1]            1              November 14, 2002
--------------------------------------------------------------------------------
     AC/P 26                 35                 1              February 26, 2004
--------------------------------------------------------------------------------

[1]   Interests confirmed by Timor Gap Joint Authority on February 11, 2000.

--------------------------------------------------------------------------------
         Permit              Equity %        Royalty %        Expiry Date
     Papua New Guinea                                         (First Term)
--------------------------------------------------------------------------------
     PPL 192                 20                 1              January 28, 2003
--------------------------------------------------------------------------------
     PPL 157                 7.5                1              December 22, 2004
--------------------------------------------------------------------------------
     PPL 215                 40                 1              May 6, 2005
--------------------------------------------------------------------------------
     PPL 213                 5                  1              February 11, 2005
--------------------------------------------------------------------------------


Further to the terms of the Agreement, Indo-Pacific Energy (NZ) Limited ("Indo NZ") purchased the assets of Trans-Orient Petroleum (NZ) Limited ("Top NZ"). Indo NZ is a wholly owned subsidiary of Indo, and Top NZ is a wholly owned subsidiary of Trans-Orient. At the time of this transaction, the directors of

Indo NZ were David J. Bennett and Jennifer Margaret Lean , and the directors of Top NZ were David J. Bennett , Jennifer Margaret Lean and Robert C. Rantucci .

The purchased assets of Top NZ consist of exploration concessions and its interest in and to the Leases. Pursuant to the terms of the Leases, the holder is entitled to drill for, win, take, own or remove the Petroleum Substances, or to a share of the Petroleum Substances removed from the lands underlying the Leases. The purchased assets of Top NZ's also consisted of other miscellaneous interests including the following:

a) all contracts, agreements and documents, to the extent that they related directly to the Petroleum Substances or to Top NZ's interest in and to the Leases;

b) all subsisting rights to enter upon, use and occupy the surface of any of the lands underlying the Leases; and

c) copies of engineering records, files, reports and data that relate directly to the Petroleum Substances or Top NZ's interest in and to the Leases.

The following table provides further details of the assets purchased from Top
NZ's:

--------------------------------------------------------------------------------
         Permit              Equity %        Royalty %        Expiry Date
     New Zealand                                              (First Term)
--------------------------------------------------------------------------------
     PEP 38328               22.5%              2 [1]          July 1, 2001
--------------------------------------------------------------------------------
     PEP 38332               20                 2              June 24, 2002
--------------------------------------------------------------------------------
     PEP 38335               15                 2              November 29, 2003
--------------------------------------------------------------------------------
     PEP 38339               50                 2              November 26, 2003
--------------------------------------------------------------------------------
     PEP 38720               50                 2              September 2, 2001
--------------------------------------------------------------------------------
     PEP 38723               40                 2              October 30, 2002
--------------------------------------------------------------------------------
     PEP 38256               35 [2][3]          2              August 25, 2002
--------------------------------------------------------------------------------

[1]   Except becomes 5% on Petroleum pool of Whakatu prospect area.
[2]   Subject to AMG option, which can reduce to 10% equity.
[3] Subject to permit requirement to relinquish 50% of lands by August 25, 2000.

Pursuant to the Agreement, Indo also purchased by way of assignment, two inter-corporate loans (the "Top Loans") owing to Trans-Orient by Top Australia and Top PNG. The loans were in the amount of $747,851 and $1662,575 respectively.

The purchase price for the assets of Top NZ and the Top Loans was $4,097,360 which was allocated as follows:

a)   $1,686,934 for the Top NZ's assets;
b)   $747,851 representing the loan from Trans-Orient to Top Australia; and
c)   $1,662,575 representing the loan from Trans-Orient to Top PNG.

The purchase price of $4,097,360 for the assets of Top NZ and the Top Loans was paid or is payable by Indo as follows:

a)   Source Rock Holdings Ltd. ("Source Rock"), Indo's wholly owned
     Subsidiary, transferred 1.8 million shares and an option to purchase 200,000 shares exercisable at $.50 per share of AMG Oil Ltd. at an agreed value of $720,000 to Reservoir Rock Holdings Ltd. ("Reservoir Rock"), Trans-Orient's wholly owned subsidiary. At the time of this transaction, the directors of both Source Rock and Reservoir Rock were David J. Bennett and Jennifer Margaret Lean;

b) Source Rock transferred 600,000 shares of Gondwana Energy, Ltd. at an agreed value of $20,000 to Reservoir Rock;

c) Indo transferred 517,020 shares of Trans-Orient which Indo held at an agreed value of $222,319 to Trans-Orient for cancellation;

d) Indo reserving in favour of Trans-Orient, a 1% gross overriding royalty ("GORR") on the interest transferred on any hydrocarbon production from ZOCA 96-19, AC/P 26, PPL 192, PPL 157, PPL 213, PPL 215 and a 2% GORR on any hydrocarbon production from : PEP 38328, PEP 38332, PEP 38335, PEP 38339, PEP 38720, PEP 38723, PEP 38256, and a 5% GORR on any wells drilled within one kilometer of the Whakatu-1 well located on License PEP 38328 in Hawkes Bay, New Zealand;

e) Indo issued 4,184,224 units to Trans-Orient at a deemed price of $0.50 per unit. Each unit consists of a common share and a two-year common share purchase warrant (the "A Warrant") exercisable at a price of $0.50 in the first year and $0.75 in the second year from the closing date;

f) Indo agreed to issue B Warrants to Trans-Orient provided the following conditions are met: Trans-Orient exercises any A Warrant and a commercial discovery occurs on any of the oil and petroleum properties mentioned above. Indo will issue one B Warrant to Trans-Orient for every A Warrant that Trans-Orient exercises. The B Warrants will be exercisable at a price of $1.50 for a period of one year from their issue;

g) Indo agreed to issue additional units to Trans-Orient, if within 12 months from the closing date of this transaction, Indo completes equity financings in the aggregate amount of not less than $500,000, at an average price per share or unit issued of less than $0.50 per share or unit;

h) Indo granted to Trans-Orient the right to participate to a level of 25% in any equity financing made by Indo up to December 31, 2001;

i) Indo acknowledged to Trans-Orient that Trans-Orient has satisfied and paid inter-company loan from Indo to Trans-Orient in the amount of $1,042,928 and;

j) Indo agreed to meet all ongoing costs accruing to Trans-Orient's account after December 31, 1999, and will hold Trans-Orient harmless from any loss or claim arising out of activities on the oil and gas properties after the closing date of the transaction.

In connection with the transaction the parties obtained a fairness opinion from Evans & Evans, Inc., an independent business valuator. The fairness opinion provided by the business valuator confirmed that the transaction was within the range of values considered to be fair to the shareholders of Indo and Trans-Orient.

The transaction closed on March 30, 2000. The purpose of this transaction was to allow Indo greater control and leverage over exploration of its projects, but it also ensures that Trans-Orient would retain some benefit in the event of an oil and petroleum discovery. This transaction allows both companies to focus on their respective assets and streamlines the organizations.

Item 7. Pro Forma Financial Information

The pro forma balance sheet noted below has been compiled by management to reflect the impact of the transaction on the Company's consolidated balance sheet, effective January 1, 2000, assuming approval by the shareholders of Trans-Orient Petroleum Ltd. Under the terms of the Agreement, the Company will receive the following equity interests in petroleum exploration permits in New Zealand, Australia and Papua New Guinea. Also disclosed is the approximate expenditure transfer value of the permits effective January 1, 2000:

                Equity %       Equity %             Combined       Expenditure
              Indo-Pacific   Trans-Orient           Equity %      Transfer Value
Licence       ------------   ------------
NEW ZEALAND
------------
PEP 38328          40%           22.50%              62.5%          $ 774,184
PEP 38332          42.50%        20%                 62.5%            120,898
PEP 38335          10%           15%                 25%              118,076
PEP 38339          50%           50%                 100%              42,568
PEP 38720          50%           50%                 100%             554,902
PEP 38723          60%           40%                 100%              22,910
PEP 38256          35% *         35% *               70% *             50,153
Total New Zealand                                                   1,683,691

AUSTRALIA (& ZOCA)
ZOCA 96-16          -            33.33%**                             603,767
AC/P 26             -            35%                 35%              144,084
Total Australia                                                       747,851

PAPUA NEW GUINEA
----------------
PPL 192            60%           20%                 80%              250,506
PPL 157             -            7.50%               7.5%           1,224,522
PPL 215            40%           40%                 80%              187,549
Total Papua New Guinea                                              1,662,577
Other Misc Costs                                                        3,242
TOTAL                                                              $4,097,362

-    * reducing to 10% if AMG Oil exercises drilling option
    ** reducing to 10% upon Phillips Petroleum Ltd. drilling Coleraine-1

Pro Forma Consolidated Balance Sheet
(Prepared in Accordance with United States Generally Accepted Accounting Principles)
(Expressed in United States Dollars)
As at January 1, 2000
Unaudited - Prepared by Management

                                                                     Pro Forma
                                       Indo-Pacific   Pro Forma    Indo-Pacific
                                        Energy Ltd.   Adjustments    Energy Ltd.
--------------------------------------------------------------------------------

Assets

Current
 Cash and short-term deposits         $ 4,863,254       19,280(1)   $ 4,882,534
 Accounts receivable                      148,419                       148,419
 Loan receivable from
   related party                        1,062,211   (1,062,211)(2)         -
 Marketable securities                    222,319     (222,319)(3)         -
 Due from related parties                  62,667                        62,667
 Prepaid expenses                          50,110                        50,110
--------------------------------------------------------------------------------
                                        6,408,980                     5,143,730
 Investments                              740,000     (740,000)(4)         -
 Property and equipment                   143,961                       143,961
 Oil and gas properties                 3,656,224    4,097,362 (5)    7,753,586
--------------------------------------------------------------------------------
 Total Assets                         $10,949,165                   $13,041,277
================================================================================
Liabilities

Current
 Accounts payable and accrued
   liabilities                        $   277,983                   $   277,983
--------------------------------------------------------------------------------
 Total Liabilities                        277,983                       277,983
--------------------------------------------------------------------------------

Stockholders' Equity
Common stock without par value;
100,000,000 shares authorized;
Issued and outstanding

 on a pro forma basis:
   32,446,622 shares                   18,245,867    2,092,112(6)    20,337,979
Accumulated deficit                    (7,644,685)                   (7,644,685)
Cumulative comprehensive
   adjustment                              70,000                        70,000
--------------------------------------------------------------------------------
 Total Stockholders' Equity            10,671,182                    12,763,294
--------------------------------------------------------------------------------
 Total Liabilities and
   Stockholders' Equity               $10,949,165                   $13,041,277
================================================================================

The pro forma consolidated balance sheet as at January 1, 2000 has been compiled assuming the transactions relating to the Agreement occurring effective January 1, 2000 and gives effect to the following adjustments:

1. Cash and short-term deposits - $19,280 is anticipated to be the final cash adjustment resulting from differences related to currency conversion adjustments between the two companies of the $1,042,928 loan to Trans-Orient.

2. Loan receivable from related party - The loan of $1,062,211 to Trans-Orient is repaid as partial consideration for the purchase. The amount includes the $19,280 currency translation adjustment described in
     (1) above.  The net agreed loan repayment amount is $1,042,928 .

3. Marketable securities - 517,020 shares of Trans-Orient having an agreed value of $222,319 are returned to Trans-Orient for cancellation

4. Investments - 1,800,000 common shares and 200,000 options of AMG Oil Ltd. and 600,000 common shares of Gondwana, Energy Ltd. are transferred from foreign subsidiaries of the Company to Trans-Orient. The agreed values are $720,000 and $20,000 respectively.

5. Oil and gas properties - Oil and gas permits, licenses and capitalized development expenditures valued at $4,097,362 described in the proceeding table are purchased from Trans-Orient.

6. Represents the issuance of 4,184,224 common shares and attached warrants of the company at a price of $.50 per share representing an aggregate value of $2,092,112

The anticipated work obligation cost for the combined interests is $6,174,500 over the 2000 fiscal year. Please refer ITEM 1. "BUSINESS" and ITEM 2. "DESCRIPTION OF PROPERTIES" forming part of the Company's Form 10K filed on April 11, 2000 for further information.

                            Index to Exhibits


Exhibit      Description
-------      -----------

2 Agreement of Purchase and Sale dated for reference January 29, 2000 between Trans-Orient Petroleum Ltd., Indo-Pacific Energy Ltd., Trans-Orient Petroleum (AUST) PTY Ltd., Trans-Orient Petroleum (PNG) Limited, Trans-Orient Petroleum (NZ) Limited, and Indo-Pacific Energy (NZ) Limited

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Indo Pacific Energy Ltd.


                  By /s/ David J. Bennet
                    ----------------------
                  Chief Executive Officer, Director

Date: April 13, 2000

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT dated for reference the 29th day of January, 2000

BETWEEN:
          TRANS-ORIENT PETROLEUM LTD., a company duly existing under the laws of the Yukon Territory, Canada and having an office address c/o 1500
          - 1055 West Georgia Street, Vancouver, B.C., V6E 4N7 ("Top Canada")


AND: INDO-PACIFIC ENERGY LTD., a company duly existing under the laws of the Yukon Territory, Canada and having its head office at 1200 - 1090 West Pender Street, Vancouver, B.C. V6E 2N7 ("Indo Canada")

AND: TRANS-ORIENT PETROLEUM (AUST) PTY LTD., a company duly incorporated under the laws of Australia and having a registered office at 15th Floor, AMP Building, 1 King William Street, Adelaide, SA ("Top Australia")

AND: TRANS-ORIENT PETROLEUM (PNG) LIMITED, a company duly incorporated under the laws of Papua New Guinea and having a registered and records office at Level 1, Mogoru Moto Building, Allotment 6, Seat 20, Granville, Champion Pole, Port Moresby N.C.D., Papua New Guinea (Top PNG")

AND: TRANS-ORIENT PETROLEUM (NZ) LIMITED, a company duly incorporated under the laws of New Zealand and having a registered office at 284 Karori Road, Karori, Wellington, New Zealand ("Top NZ")

AND: INDO-PACIFIC ENERGY (NZ) LIMITED, a company duly incorporated under the laws of New Zealand and having a registered office at 284 Karori Road, Karori, Wellington, New Zealand ("Indo NZ")


WHEREAS Top Canada and Indo Canada have entered into a letter of intent (the "Letter") whereby Indo Canada has expressed its intent to acquire, from Top Canada, certain assets and shares owned by Top Canada or its wholly owned Subsidiaries (as defined hereunder);

In accordance with the terms of the Letter, the parties wish to enter into a formal agreement for the purchase and sale of certain assets of Top NZ and all of the issued and outstanding shares of Top Australia and Top PNG;

NOW THEREFORE in consideration of the premises and the mutual covenants and warranties herein contained, the parties agree as follows:


1.   INTERPRETATION
     --------------

1.1  Definitions
     -----------

For the purposes of this Agreement, including the recitals and the Schedules, the following terms shall have the respective meanings hereby assigned to them:

"AGREEMENT" means this document, together with the attached Schedules.

"AMG SECURITIES" means 1.8 million common shares of AMG Oil Ltd. and an option to purchase an additional 200,000 common shares of AMG Oil Ltd. at $0.50, which option expires on July 31, 2000.

"ASSETS" means those exploration concessions of Top NZ, the Top NZ Petroleum and Natural Gas Rights, and other Miscellaneous Interests including those interests of Top NZ more particularly described in Schedule "A" attached hereto.

"CLOSING" means the exchange of conveyance documents, the delivery by Indo Canada to Top Canada of the Purchase Price, the assignment by Top Canada of the Top Canada Loans to Indo Canada, the transfer of the Assets by Top NZ to Indo NZ and the transfer of the Shares by Top Canada to Indo Canada on the Closing Date.

"CLOSING DATE" means February 29, 2000 or such other date as Top Canada and Indo Canada may mutually determine.

"DEED" means the deed of assignment and covenant attached hereto as Schedule "C" which shall have the effect of conveying the Assets from Top NZ to Indo NZ;

"ENVIRONMENTAL MATTERS" MEANS :

(a) any orders or directives pursuant to Regulations which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets or the Subsidaries' Assets, where such orders or directives have not been complied with in all material respects; or

(b) any demand or notice pursuant to the Regulations with respect to the breach of any environmental, health or safety law applicable to the Assets or the Susidiaries'Assets, including, without limitation, any Regulations respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding as of the date hereof.

 "GONDWANA SHARES" means 600,000 common shares of Gondwana Energy Ltd.

"GORR" means a gross overriding royalty;

"GORR AGREEMENTS" means the gross overriding royalty agreements, the forms of which are attached as Schedule "D" hereto;

"LEASES" means the leases, licenses, permits and other documents of title pertaining to the Assets and the Subsidiaries' Assets, by virtue of which the holder thereof is entitled to drill for, win, take, own or remove the Petroleum Substances or by virtue of which the holder thereof is deemed to be entitled to a share of Petroleum Substances removed from the lands underlying the Leases, and includes all renewals and extensions of such documents and all documents issued in substitution thereof.

 "LOAN" means the outstanding intercompany loan from Indo Canada to Top Canada in the amount of $1,042,928.

"MISCELLANEOUS INTERESTS" means Top NZ's interest in and to all property, assets and rights, other than Top NZ's Petroleum and Natural Gas Rights, to the extent that such assets and rights pertain to Top NZ Petroleum and Natural Gas Rights, or any rights relating thereto, including, without limiting the generality of the foregoing:

a) all contracts, agreements and documents, to the extent that they relate directly to the Petroleum Substances or Top NZ's Petroleum and Natural Gas Rights , including agreements for the construction, ownership and operation of any facilities and agreements for the sale , processing or transportation of Petroleum Substances;

b) all subsisting rights of Top NZ to enter upon, use and occupy the surface of any of the lands underlying the Leases; and

c) copies of engineering records, files, reports and data that, in Top Canada's reasonable judgement, relate directly to the Petroleum Substances or Top NZ Petroleum and Natural Gas Rights, including geographical data, if any.

"OPINION" means a jointly addressed fairness opinion prepared by Evans & Evans, Inc. confirming that the Transaction, from a financial point of view, is within a range of values which can be considered fair to the shareholders of each of Top Canada and Indo Canada.

"PARTY" means a person, partnership or corporation who is bound by this Agreement.

"PETROLEUM SUBSTANCES" means petroleum, natural gas, sulphur and all other minerals or substances, the right to explore for which, or an interest in which, is granted pursuant to the Leases.

"PURCHASE PRICE" means the amount payable by Indo Canada to Top Canada for the Assets and the Top Canada Loans which amount the Parties agree has a monetary value of $4,097,360 as more particularly described herein.

"REGULATIONS" means all statutes, laws, rules, orders and regulations in effect form time to time and made by governments or governmental boards or agencies having jurisdiction over the Assets and the Shares.

"RESERVOIR ROCK" means Reservoir Rock Holdings Ltd., a wholly owned subsidiary of Top Canada.

"SHARE PURCHASE PRICE" means the issuance by Indo Canada of 4 common shares of Indo Canada, at a deemed price of $0.50 per share, to Top Canada as more particularly described herein;

"SHARES" means the Top Australia Shares and the Top PNG Shares.

"SOURCE ROCK" means Source Rock Holdings Ltd., a wholly owned subsidiary of Indo Canada.

"SUBSIDIARIES" means collectively Top NZ, Top Australia and Top PNG.

"SUBSIDIARIES' ASSETS" means the those exploration concessions, Petroleum and Natural Gas Rights and other Miscellaneous Interests of Top Australia and Top PNG more particularly described in Schedule "B" attached hereto.

"SUBSIDIARIES' PETROLEUM AND NATURAL GAS RIGHTS" means Top PNG's and Top Australia's respective interests in and to the Leases;

"TITLE DEFECT" means a defect, deficiency or discrepancy in or affecting the title of Top NZ in and to any of the Assets, or the title of Top PNG or Top Australia to their respective Subsidiary's Assets, which is sufficiently material and adverse to the enforcement of title that it would not be acceptable to a knowledgeable, prudent purchaser buying similar oil and gas properties, acting reasonably.

"TOP AUSTRALIA LOAN" means the loan from Top Canada to Top Australia in the amount of $748,100 as at December 31, 1999.

"TOP AUSTRALIA SHARES" means 1 ordinary share of Top Australia issued at $1 (Australian).

"TOP CANADA LOANS" means the Top Australia Loan and the Top PNG loan.

"TOP CANADA SHARES" means 517,020 common shares of Top Canada owned by Indo Canada.

"TOP NZ PETROLEUM AND NATURAL GAS RIGHTS" means Top NZ's interest in and to the Leases.

"TOP PNG LOAN" means the loan from Top Canada to Top PNG in the amount of $2,172,800 as at December 31, 1999.

"TOP PNG SHARES" means 2 ordinary shares of Top PNG issued at 1 Kina each.

"TRANSACTION" means the assignment by Top Canada of the Top Canada Loans to Indo Canada, sale and transfer by Top NZ of the Assets to Indo NZ , and the sale by Top Canada of the Shares to Indo Canada in consideration for the issuance of the Units, the transfer of the AMG Shares and the Gondwana Shares, the cancellation of the Top Canada Shares, the granting of the GORR, and the satisfaction and payment of the Loan.

"UNITS " means 4,184,224 Units of Indo Canada granted to Top Canada, each Unit having a value of $0.50 per unit and consisting of one common share and one "A" Warrant. Each "A" Warrant will entitle the holder to purchase one additional common share of Indo Canada in consideration for $0.50 per common share exercisable for one year from the Closing Date and thereafter for one year in consideration for $0.75 per common share. In addition to Top Canada receiving the additional common share upon the exercise of the "A" Warrants and subject to a commercial discovery having occurred on the Assets or the Subsidaries' Assets, Indo Canada shall issue to Top Canada one "B" Warrant for each "A" Warrant exercised. The "B" Warrants shall be exercisable at a price of $1.50 for a period of one year from the date of issue of the "B" Warrants.

"WELLS" means all producing, shut-in, water source, disposal, injection, suspended, abandoned and similar wells located on the Leases.

1.2   Schedules
      ---------

The following Schedules are attached to this Agreement and made part of this
Agreement:

Schedule A - Top NZ Assets

Schedule B - Subsidiaries'Assets

Schedule C - Deed of Assignment and Covenant for the Transfer of Top NZ Assets including GORR provisions

Schedule D - Gross Overriding Royalty Agreements granted by Indo Canada to Top Canada

Schedule E - Lonman Agreement

Schedule F - Definition of "US Person"

1.3   References
      ----------

The references to "hereunder", "herein" and "hereof" refer to the provisions of this Agreement, and any references to sections, clauses, paragraphs or Schedules refer to the sections, clauses, paragraphs or Schedules contained in and attached to this Agreement. Any reference to time shall refer to Vancouver time.

1.4   Headings
      --------

The headings of the sections, clauses, paragraphs, Schedules and any other headings are for convenience of reference only and shall not be used in any way in construing or interpreting any provision of this Agreement.

1.5   Singular/Plural
      ---------------

Whenever the singular or masculine is used in this Agreement, it shall be interpreted as meaning the plural or feminine or body political or corporate, and vice versa, as the context requires.

   1.6   Currency
         --------

All references to monetary amounts in this Agreement shall refer to U.S. funds except as otherwise stated.

1.7   Derivatives
      -----------

Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires.

1.8   Interpretation if Closing does not Occur
      ----------------------------------------

In the event that Closing does not occur, each provision of this Agreement which presumes that Indo Canada has acquired the Assets and the Shares hereunder shall be construed as having been contingent upon Closing having occurred.

1.9   Conflicts
      ---------

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule, the provision of the body of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of a Lease or the Regulations, the term or condition of such Lease or the Regulations shall prevail, and this Agreement shall be deemed to be amended to the extent required to eliminate such conflict.


2.0   PURCHASE AND SALE
      -----------------

2.1   Agreement of Purchase and Sale of the Shares
      --------------------------------------------

Top Canada hereby agrees to sell the Shares to Indo Canada in consideration for the payment by Indo Canada of the Share Purchase Price to Top Canada pursuant to the terms and conditions set forth in this Agreement. The parties agree that the Shares and the Share Purchase Price have a value of $2.

2.2   Agreement of Purchase and Sale of the Assets and the Top Canada Loans
      ---------------------------------------------------------------------

Top Canada agrees to cause Top NZ to sell the Assets to Indo NZ and assign the Top Canada Loans to Indo Canada in consideration for the payment of the Purchase Price by Indo Canada to Top Canada pursuant to the terms and conditions set forth in this Agreement.

2.3   Allocation of Purchase Price
      ----------------------------

The Parties agree that the Purchase Price shall be allocable and payable more particularly as follows:

(a)   $1,686,934 for the Assets;

(b)   $747,851 for the Top Australia Loan;

(c)   $1,662,575 for the Top PNG Loan.

2.4   Satisfaction of Total Purchase Price
      ------------------------------------

Indo Canada will pay the Purchase Price by:

a) causing Source Rock to transfer or assign the AMG Securities to Reservoir Rock at a value agreed by the parties to be $720,000;

b) causing Source Rock to transfer the Gondwana Shares to Reservoir Rock at a value agreed by the parties to be $20,000;

c) delivering the Top Canada Shares to Top Canada for cancellation at a value agreed by the parties to be $222,319;

d) reserving or causing its wholly owned subsidiary to reserve, in favour of Top Canada, a GORR on any hydrocarbon production from the properties listed on Schedule "A" and "B" hereto. These royalties shall be in the amounts and in the form set out in the GORR Agreements and the Deed respectively, registered against the properties listed in the attached schedules, where possible, and will be binding upon any assignees. The parties agree that the GORR's referred to in this paragraph have an agreed value of $1;

e) allotting and issuing the Units to Top Canada, the Units having an agreed value of $2,092,112;

f) acknowledging to Top Canada that Top Canada has satisfied and paid the Loan which has an agreed value of $1,042,928;

Indo Canada shall deliver the Purchase Price to Top Canada at Closing, subject to any reductions and any adjustments as provided in this Agreement

3.   INDO CANADA'S REVIEW
     --------------------

3.1   Top Canada to Provide Access
      ----------------------------

Subject to the Regulations and all contractual and fiduciary obligations and limits, Top Canada and the Subsidiaries shall provide Indo Canada and its nominees, reasonable access to their respective records, files and documents directly relating to the Assets, the Subsidiaries and the Subsidaries' Assets for the purpose of Indo Canada's review of the Assets, the Subsidaries', and the Subsidaries' Assets, title thereto, including, without limitation, the Leases and applicable operating agreements, overriding royalty agreements and production sale contacts.

4.   ADJUSTMENTS
     -----------

4.1   Benefits and Obligations to be Apportioned
      ------------------------------------------

a) All benefits and obligations of any kind and nature accruing, payable, paid, received or receivable, with respect to the Assets, the Shares or the Subsidaries' Assets, shall be paid for and received by or for the account of Indo Canada after December 31, 1999.

4.2   Adjustment to Accounts
    ------------------------

a) For the purpose of determining the benefits and obligations set out above, Indo Canada may perform an interim accounting, and an adjustment may be conducted for Closing, based on Top Canada's good faith estimate of all adjustments to be made for the transactions herein pursuant to this section, and a final accounting and adjustment shall be conducted within four (4) months after the Closing Date. Subject to paragraph b) of this section, the Parties shall not be obligated to make any adjustments after such four (4) month period (excluding any amount owing to a Party pursuant to a final accounting adjustment) unless such adjustment has been specifically requested, by notice, within such four (4) month period. All adjustments shall be settled by payment by the Party required to make payment hereunder within thirty (30) days of being notified of the determination of the amount owing.

b) During the four (4) month period following the Closing Date, Indo Canada may audit the books, records and accounts of Top Canada or the Subsidiaries, for the purpose of effecting adjustments pursuant to this Section. Such audit shall be conducted upon reasonable notice to Top Canada or the Subsidiaries during Top Canada's or the Subsidaries' normal business hours, and shall be conducted at the sole expense of Indo Canada. Any claims of discrepancies disclosed by such audit shall be made in writing to Top Canada within two (2) months following the completion of such audit, and Top Canada shall respond in writing to any claims of discrepancies within six (6) months of the receipt of such claims. To the extent that the Parties are unable to resolve any outstanding claims of discrepancies disclosed by such audit within two (2) months of Top Canada's response thereto, such audit exceptions shall be resolved pursuant to Section 12 of this Agreement.

4.3   Price Adjustment Units
      ----------------------

Indo Canada hereby agrees to issue additional units ( the "Price Adjustment Units"), to Top Canada, if within 12 months from the Closing Date, Indo Canada completes equity financings (the "Equity Financings"), in the aggregate amount of not less than $500,000, at an average price (the "Average Price") of less than $0.50 per unit. If Indo Canada completes the Equity Financings, then Indo Canada will issue such number of Price Adjustment Units, each Price Adjustment Unit to be identical to the Units in composition, excluding the "B" Warrants, as Top Canada would have been entitled to receive had the Units been issued to Top Canada at the Average Price.

4.4   Right to Participate in Equity Financing
      ----------------------------------------

Indo Canada hereby grants, to Top Canada, the right for Top Canada to participate in up to 25% of any Equity Financing made by Indo Canada up until December 31, 2001, provided that such right is not in contradiction to any condition of a third party arms-length Equity Financing. Top Canada shall not be entitled to Additional Units with respect to its own participation in such Equity Financing. A convertible security shall be an Equity Financing, with the exception of incentive stock options of up to 10% of the issued shares on Closing Date and 10% additional per annum for each of the two years following the Closing Date.

5.   INTERIM PROVISIONS
     ------------------

5.1   Assets to be Maintained in Proper Manner
      ----------------------------------------

Possession of the Assets and the Shares shall not pass from Top Canada to Indo Canada until the Closing Date. Top Canada and the Subsidiaries shall continue to maintain the Assets and the Subsidaries' Assets on behalf of Indo Canada in a proper and prudent manner in accordance with good oil field practice and the Regulations until the Closing Date. Either Top Canada or the Subsidiaries shall maintain insurance respecting the Assets and the Subsidaries' Assets until the Closing Date.

6.   REPRESENTATIONS AND WARRANTIES OF THE PARTIES
     ---------------------------------------------

6.1   Top Canada's Representations and Warranties
      -------------------------------------------

   Top Canada represents and warrants to Indo Canada the following:

a) Top Canada is a valid and subsisting corporation duly incorporated under the laws of Yukon Territory;

b) Top NZ is a valid and subsisting corporation duly incorporated under the laws of New Zealand;

c) Top Australia is a valid and subsisting corporation duly incorporated under the laws of Australia;

d) Top PNG is a valid and subsisting corporation duly incorporated under the laws of Papua New Guinea;

e) The Shares have been validly allotted and issued as fully paid and non-assessable, free and clear of all claims and encumbrances;

f) Top Canada has the requisite capacity, power and authority to enter into and perform its obligations under this Agreement;

g) The execution and delivery of this Agreement and the completion of the sale of the Assets and the Shares in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

     i) any term or provision of the constating or other governing documents of Top Canada or the Subsidiaries;

    ii) any agreement, instrument, permit or authority to which Top Canada and/or the Subsidiaries is a party or by which Top Canada and/or the Subsidiaries are bound; or

   iii) the Regulations or any judicial order, judgement or decree applicable to Top Canada, the Subsidiaries, the Assets or the Subsidaries' Assets.

h) Top Canada and the Subsidiaries have taken all actions necessary to authorize the execution and delivery of this Agreement, and, as of the Closing Date, Top Canada and the Subsidiaries shall have taken all actions necessary to authorize and complete the sale of the Assets and the Subsidaries' Assets in accordance with the provisions of this Agreement. This Agreement has been validly executed and delivered by Vendor and the Subsidiaries. This Agreement and all other documents executed and delivered on behalf of Top Canada or the Subsidiaries hereunder shall constitute valid and binding obligations of Top Canada or the Subsidiaries, enforceable in accordance with their respective terms and conditions;

i) Top Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

j) there are no obligations or liabilities contingent or otherwise, for brokers' or finders' fees with respect to the transactions contemplated in this Agreement;

k) there are no unsatisfied judgements, claims, proceedings, actions, governmental investigations or lawsuits in existence, contemplated or threatened against or with respect to the Assets, the Subsidaries' Assets, Top Australia, Top PNG or the Shares and no particular circumstance exists which Top Canada or the Subsidaries reasonably believe will give rise to such a claim, proceeding, action, governmental investigation or lawsuit;

l) to the best of Top Canada's knowledge, no act or omission has occurred whereby Top Canada is, or would be, in default under the terms of the Regulations, any Lease or any agreement pertaining to the Assets or the Subsidaries' Assets, where such a default would impact materially or adversely affect the Assets or the Subsidaries' Assets;

m) to the best of the Top Canada's knowledge, all royalties, property, production, severance and similar taxes and assessments based on the Assets or the Subsidaries' Assets, the production of Petroleum Substances from the Leases or the receipt of proceeds therefrom that are payable by Top Canada or the Subsidiaries and which accrued prior to December 31,1999 have been or will be properly and fully paid and discharged by the Closing Date;

n) Top NZ's interest in the Assets is not subject to reduction by payout , or subject to modification in size or nature by virtue of any right or interest granted by, through or under Top Canada except for any such rights and interest identified in this Agreement;

o) each of Top PNG's and Top Australia's interest in their respective Subsidaries' Assets is not subject to reduction by payout , or subject to modification in size or nature by virtue of any right or interest granted by, through or under Top PNG, Top Australia or Top Canada except for any such rights and interest identified in this Agreement;

p) Top NZ has title to the Assets free and clear of any and all liens, mortgages, pledges, claims, options, encumbrances, overriding royalties, net profits or other burdens created by, through or under Top Canada or Top NZ;

q) Top PNG and Top Australia each have title to their respective Subsidaries' Assets free and clear of any and all liens, mortgages, pledges, claims, options, encumbrances, overriding royalties, net profits or other burdens created by, through or under Top Canada or either of the Subsidiaries save and except as follows:

     Top Australia has an agreement in principle, which agreement remains unsigned, the form of which is attached hereto as Schedule "E". Pursuant to this agreement, if Top Australia enters into a farmout agreement, with respect to AC/P26 , through the efforts of the individual named in the agreement, then that individual will be entitled to 5% of the free carried interest which Top Australia would be entitled to under that farmout agreement.

r) there are no Title Defects affecting the title of the Subsidiaries in and to any of the Assets or the Subsidaries' Assets respectively;

s) none of the Petroleum and Natural Gas Rights are subject to a preferential right of purchase or similar restriction, except for Top PNG's interest in License PPL157, which preferential right of purchase has been waived;

t) the Petroleum Substances are not subject to any agreements for the sale of Petroleum Substances which are not terminable on thirty (30) days' notice or less (without an early termination penalty or other cost);

u)   Top Canada is not aware of and has not received:

     i) any orders or directives pursuant to the Regulations which relate to environmental matters and which require any work, repair, construction or capital expenditures with respect to the Assets or the Subsidaries' Assets;

    ii) any demand or notice issued pursuant to the Regulations with respect to the breach of any environmental, health or safety law applicable to the Assets or the Subsidaries' Assets, including, without limitation, any Regulations respecting the use, storage, treatment, transportation or disposition of environmental contaminants;

v) to the best of Top Canada's knowledge, any Wells on the Leases have been drilled and, if completed, completed and operated in accordance with good oil and gas field practices and the material requirements of the Regulations;

w) there are no outstanding authorizations for expenditure or outstanding financial commitments respecting the Assets or the Subsidaries' Assets, pursuant to which expenditures are or may be required by Indo Canada or in respect of which any amount is outstanding, other than as set out in Schedule "E" hereto;

x) none of the Leases are subject to an agreement which provides for an area of mutual interest;

y)   the Assets comprise all or substantially all of Top NZ's assets;

z) subject at all times to Top Canada's other representations and warranties made pursuant to this section and the satisfaction of the obligations required to maintain the Assets in good standing, Indo Canada may, for the remainder of the term of the Leases, hold and utilize the Assets for Indo Canada's own use and benefit without any interruption by Top Canada or any other person claiming by, through or under Top Canada; and

aa) in order for the offer and sale of the Units to be effected pursuant to the securities registration exemption afforded by Rule 903(b)(2) of Regulation S, as promulgated by the U.S. Securities and Exchange Commission ("SEC") pursuant to the U.S Securities Act of 1933, as amended (the "1933 Act"), Top Canada hereby makes the following representations and warranties

     (i) That during the 40-day period following its acquisition of the Units it will not offer or sell any interest in the Units (or their underlying securities) to, or solicit any offer to buy any such interest from, a U.S. person or for the account or benefit of a U.S. person (as defined in SEC Rule 902(k), a copy of which is set forth as Schedule "F" to this Agreement);

    (ii) that each "A" Warrant and "B" Warrant issued pursuant to the Units must bear a legend stating that the warrant and the securities to be issued upon its exercise have not been registered under the 1933 Act and that the warrant may not be exercised by or on behalf of any U.S. person unless registered under the 1933 Act or an exemption from such registration is available;

   (iii) that each person exercising an "A" Warrant or a "B" Warrant is required to give:

          (A) written certification that it is not a U.S. person and the "A" Warrants or "B" Warrants, as the case may be, are not being exercised on behalf of a U.S. person; or

          (B) a written opinion of counsel to the effect that the "A" Warrants or "B" Warrants, as the case may be, and the securities delivered upon exercise thereof have been registered under the 1933 Act and applicable state securities laws or are exempt from registration thereunder;

    (iv) that it understands and agrees that Indo Canada's transfer agent will be instructed that the "A" Warrants and the "B" Warrants may not be exercised within the United States, and that the securities may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h) of SEC Regulation S, unless registered under the 1933 Act and applicable state securities laws, or an exemption from such registration is available.

     (v) that it understands and agrees that the Units and their underlying securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the 1933 Act and applicable state securities laws, or an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available;

    (vi) that it understands and agrees that any and all press releases or other public notices required by applicable laws and with respect to the transactions provided for in this Agreement shall contain the following statement: "The Units and their underlying securities were not registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under such Act and applicable state securities laws, or an exemption from the registration requirements of such Act and applicable state securities laws is available;" and

   (vii) insofar as concern it, no offers, negotiations or acceptances with respect to this Agreement have occurred within the United States, its territories or possession.


6.2   Indo Canada's Representations and Warranties
      --------------------------------------------

   Indo Canada represents and warrants to Top Canada the following:

a) Indo Canada is a valid and subsisting corporation duly incorporated and in good standing under the laws of the Yukon Territory;

b) Indo NZ is a valid and subsisting corporation duly incorporated and in good standing under the laws of New Zealand

c) each of Indo Canada and Indo NZ have the requisite capacity, power and authority enter into and perform their respective obligations under this Agreement;

d) the execution and delivery of this Agreement and the completion of the sale of the Assets and the Shares in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

     i) any term or provision of the constating or other governing documents of either Indo Canada or Indo NZ;

    ii) any agreement, instrument, permit or authority to which either Indo Canada or Indo NZ is a party or by which either of them are bound; or

   iii) the Regulations or any judicial order, judgement or decree applicable to either Indo Canada or Indo NZ.

e) Each of Indo Canada and Indo NZ have taken all actions necessary to authorize the execution and delivery of this Agreement. This Agreement has been validly executed and delivered by each of Indo Canada and Indo NZ, and this Agreement and all other documents executed and delivered on behalf of either Indo Canada or Indo NZ hereunder shall constitute valid and binding obligations of each of Indo Canada and Indo NZ, enforceable in accordance with their respective terms and conditions;

f) Both the AMG Securities and the Gondwana shares are fully paid and free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

g) Indo Canada will allot and issue the common shares required by the issuance of Units to Top Canada on the Closing Date as fully paid and non-assessable in the capital of Indo Canada, free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than the general restrictions under the Securities Act (Yukon);

h) Indo Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

i) Indo Canada and Indo NZ have not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the transactions contemplated in this Agreement for which Top Canada or the Subsidiaries shall have any responsibility;

j) Indo Canada and Indo NZ are not aware of anything that would prohibit either of them from obtaining or holding any well licences, authorizations or other permits or licences related to the Assets with the relevant governmental authorities.

6.3   Survival of Representations and Warranties
      ------------------------------------------

Each Party acknowledges that the other may rely on the representations and warranties made by such party pursuant to Section 6.1 or 6.2. The representations and warranties in Section 6.1 and 6.2 shall be true on the Closing Date, and such representations and warranties shall continue in full force and effect and shall survive the Closing Date for a period of one year , for the benefit of the Party for which such representations and warranties were made.

6.4   No Additional Representations or Warranties by Top Canada
      ---------------------------------------------------------

Top Canada makes no representations or warranties to Indo Canada in addition to those expressly set out in Section 6.1. Except and to the extent provided in
Section 6.1, Top Canada does not warrant title to the Assets or make representations or warranties with respect to:

a) the quantity, quality or recoverability of Petroleum Substances respecting the Leases;

b) any estimates of the value of the Shares, Assets, Subsidaries' Assets or the revenues applicable to the future production from the Leases;

c) any engineering, geological or other interpretations or economic evaluations respecting the Assets or the Subsidaries' Assets;

d)   the rates of production of Petroleum Substances from the Leases;

e) the quality, condition or serviceability of the Assets or the Subsidaries' Assets; or

f) the suitability of the use of the Assets or the Subsidaries' Assets for any purpose.

7.   LIABILITY AND INDEMNIFICATION
     -----------------------------

7.1   Responsibility of Indo Canada
      -----------------------------

Provided that the Closing has occurred, Indo Canada shall:

a) be liable to Top Canada for all losses, costs, damages and expenses whatsoever which Top Canada may suffer, sustain, pay or incur; and

b) indemnify and save Top Canada and its directors, officers, servants, agents, consultants and employees harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by the Top Canada, its directors, officers, servants, agents, consultants or employees or which they may sustain, pay or incur;

as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with the Shares, Assets or Subsidaries' Assets and occurring or accruing subsequent to December 31, 1999, including the Environmental Matters, except any losses, costs, damages, expenses, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed or reimbursable by insurance maintained by Top Canada or the Subsidiaries or are caused by the gross negligence or wilful misconduct of Top Canada, the Subsidiaries, their directors, officers, servants, agents, consultants, employees or assigns.

7.2   Responsibility of Top Canada
      ----------------------------

Subject to Section 7.3 and provided that Closing has occurred, Top Canada shall:

a) be liable to Indo Canada for all losses, costs, damages and expenses whatsoever which Indo Canada may suffer, sustain, pay or incur; and

b) indemnify and save Indo Canada and its directors, officers, servants, agents, consultants and employees harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by Indo Canada, its directors, officers, servants, agents, consultants or employees or which they may sustain, pay or incur;

as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with the Assets or the Subsidaries' Assets and occurring or accruing prior to January 1, 2000, including the Environmental Matters, except any losses, costs, damages, expenses, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed or reimbursable by insurance maintained by Indo Canada or are caused by the gross negligence or wilful misconduct of Indo Canada, its directors, officers, servants, agents, consultants, employees or assigns.

8.   CLOSING
     -------

Unless otherwise agreed in writing by the Parties, Closing shall take place at
the offices   of Indo NZ in Wellington, New Zealand on the Closing Date.

8.1   Conditions to Closing
      ---------------------

It is a condition precedent to the Closing that both Parties are in receipt of the Opinion .

8.2   Conditions for the Benefit of Indo Canada
      -----------------------------------------

The obligation of Indo Canada to complete the purchase hereunder is subject to the following conditions precedent:

   a) There shall have been no damage to or alteration of any of the Assets or the Subsidiaries' Assets from January 1, 2000 to the Closing Date which, in Indo Canada's reasonable opinion, would materially and adversely affect the value of the Assets or the Shares, except and to the extent approved in writing by Indo Canada, provided that a change in the prices at which Petroleum Substances may be sold shall, in no event, be regarded as material damage to or an alteration of the Assets or the Shares ;

   b) Top Canada shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by Top Canada prior to the Closing Date;

   c) Top Canada shall have delivered to Indo Canada a certificate of a senior officer of Top Canada; and

   d)   Top Canada shall have delivered the following to Indo Canada:

        (i)  the Deed , which has been executed by Top NZ;

       (ii) all specific assignments, registerable transfers, novation agreements, trust agreements and other instruments required to convey the Assets and the Top Canada Loans to Indo Canada unless and to the extent that Indo Canada allows Top Canada to deliver such documents to Indo Canada at a later date;

      (iii) the Shares duly executed for transfer by Top Canada to Indo Canada; and

       (iv) copies of all consents to disposition and waivers of preferential rights of purchase or any similar restrictions obtained by Indo Canada with respect to the sale of the Assets and the Shares to Indo Canada;

        (v) all rights of first refusal or other restrictions on the transfer, sale or assignment of the Assets and the Shares shall have been waived or complied with;

8.3   Conditions for Benefit of Top Canada
      ------------------------------------

The obligation of Top Canada to complete the sale hereunder is subject to the following conditions precedent:

a) Indo Canada shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by Indo Canada at or prior to the Closing Date;

b) Indo Canada shall have tendered to Top Canada the Purchase Price including the GORR Agreements subject to any adjustments and any alterations provided for herein;

c) Indo Canada shall have delivered to Top Canada a certificate of a senior officer of Indo Canada;

d)   Indo Canada shall have delivered the following to Top Canada:

     (i) copies of all consents to disposition and waivers of preferential rights of purchase or any similar restrictions obtained by Indo Canada with respect to the AMG Securities, the Gondwana Shares, the Top Canada Shares, and the Units to Top Canada; and

    (ii) all rights of first refusal or other restrictions on the transfer, sale or assignment of the AMG Securities, the Gondwana Shares, the Top Canada Shares and the Units shall have been waived or complied with;

   (iii) an exemption order of the Yukon Securities Commission permitting the issuance of the Units; and

e) Indo Canada shall have delivered an opinion from Yukon counsel that shareholder approval is not required to complete the sale of the Assets.

8.4   Waiver of Conditions
      --------------------

The conditions contained in Sections 8.2 and 8.3 are for the sole benefit of Indo Canada and Top Canada respectively. The Party for the benefit of which such conditions have been included may waive any of them, in whole or in part, by written notice to the other Party, without prejudice to any of the rights of the Party waiving such condition


8.5   Failure to Satisfy Conditions
      -----------------------------

If any of the conditions in Sections 8.2 or 8.3 have not been satisfied at or before the Closing Date and such condition has not been waived by the Party for the benefit of which such condition has been included, such Party may terminate this Agreement by written notice to the other Party. A Party may not terminate this Agreement in such a manner after Closing has occurred, and its remedies thereafter, if any, with respect to the failure to satisfy such condition shall be limited to damages.

9.   POST-CLOSING ADMINISTRATION AND REQUIREMENT FOR TOP CANADA SHAREHOLDER
     ----------------------------------------------------------------------
     APPROVAL
     --------

9.1   Registration of Documents
      -------------------------

Top Canada shall register promptly after Closing all documents in Section 8.2 which require registration. Indo Canada shall reimburse Top Canada for all costs incurred in registering such documents and shall bear all costs of preparing and registering any further assurances required to convey the Assets to Indo Canada.

9.2   Indo Canada's Access to Documents
      ---------------------------------

Top Canada shall deliver to Indo Canada promptly after Closing originals of Top Canada's and Top NZ's records, files, reports and data pertaining to the Assets and the Subsidaries' Assets.

9.3   Top Canada Shareholder Approval
      -------------------------------

The parties hereto acknowledge that TOP Canada has been advised that there is uncertainty as to the legal requirement under theBusiness Corporations Act(Yukon) for TOP Canada to obtain the approval of its shareholders and to offerthem a dissent right with regards to the transactions contemplated by this Agreement. Accordingly, the parties hereby agree that notwithstanding closing of the transactions, TOP Canada shall forthwith seek ratification of this Agreement at a general meeting of its shareholders and that in the event the TOP Canada shareholders do not approve this Agreement by a requisite extraordinary majority or in the event that a sufficient number of TOP Canada shareholders exercise dissent rights which, in the opinion of TOP Canada acting reasonably, makes the transaction financially impractical then the parties agree that TOP Canada and its affiliates who are parties hereto shall have the right, exercisable for seven days, to elect to rescind the transactions contemplated by this Agreement or alternatively to seek judicial direction as to those elements of the transaction which can be completed without requiring shareholders consent. In such event the parties shall negotiate to replace this Agreement with one that does actually receive either TOP Canada shareholders approval, an unqualified legal opinion to the effect that it does not require TOP Canada's shareholders' approval or judicial approval. TOP Canada agrees to use its best efforts to promptly seek and obtain the approval of its shareholders for the transactions contemplated hereby at a meeting to be convened for May 23, 2000. Pending May 23, 2000 the parties shall not deal with the exchanged consideration hereunder in a way which makes effective rescission hereof impossible and in particular TOP Canada shall not deal with the Indo securities received and Indo shall not sell, transfer, mortgage or otherwise encumber the Assets except with the consent of TOP Canada which TOP Canada will give for all transactions which can be said to be in the ordinary course of business.

10.  CONFIDENTIALITY
     ---------------

10.1  Obligation to Maintain Confidential Information
      -----------------------------------------------

Prior to the Closing Date and subject to the Regulations, Indo Canada and Top Canada shall retain in confidence all information respecting the Assets and the Subsidaries' Assets.

11.   ARBITRATION
      -----------

a) Insofar as the Parties are unable to agree on any matter which expressly may be referred to arbitration hereunder, either Party may serve the other Party written notice that it wishes such matter be referred to arbitration.

b) The Parties shall meet within 10 days of the receipt of a notice issued pursuant to this section to attempt to agree on a single arbitrator qualified by experience, education and training to hear the matter in dispute. If the Parties are unable to agree on the selection of the arbitrator, then each party shall select an arbitrator and the selected arbitrators will select a third arbitrator. A decision of a majority of the arbitrators shall be binding upon the Parties.

c) The arbitration shall proceed as soon as is practicable to hear and determine the matter in dispute. The arbitrators will determine the manner in which the arbitration is to be conducted.

d) The Parties shall provide such assistance and information as may be reasonably necessary to enable the arbitrator to determine such matter.

12.   ASSIGNMENT
      ----------

Prior to the Closing, neither Party may assign its interest in or under this Agreement or to the Shares, the Assets or the Subsidaries' Assets without the prior written consent of the other Party.

13   NOTICE
     ------

13.1   Service of Notice
       -----------------

Notwithstanding anything to the contrary contained herein, all notices required or permitted under this Agreement shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following manners:

a) personally, by delivering the notice to the Party at the Party's address for delivery. Personal service shall be deemed to be received by the addressee when actually delivered, provided that such delivery shall be during normal business hours on any day other than a Saturday, Sunday or a statutory holiday in the Yukon. If delivery takes place on such a day or outside of normal business hours, such notice shall be deemed to have been received at the commencement of the addressee's first business day following the time of the delivery;

b) by fax or telex directed to the Party on which it is being served at the Party's address for delivery. A notice so served shall be deemed to received by the addressee when actually received, if received during normal business hours on any day other than a Saturday, Sunday or a statutory holiday in the Yukon or at the commencement of the next ensuing business day following transmission if receive during normal business hours;

c) by mailing it first class, registered post, postage prepaid, directed to the Party on which it is to be served at that Party's address for delivery. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date received or the fourth (4th) day following the mailing thereof (excluding Saturdays, Sundays and statutory holidays in the Yukon).

14.   PUBLIC ANNOUNCEMENTS
      ---------------------

14.1   Approval Required for Press Releases
       ------------------------------------

Subject to Section 11.1, the Parties shall cooperate with each other in relaying to third parties information concerning this Agreement and shall receive written approval from the other Party of all press releases and other releases of information prior to publication which approval may not be unreasonably withheld. However, nothing in this Section shall prevent a Party from furnishing any information to any governmental agency, regulatory authority, stock exchange on which the Party's securities are listed, or to the public, insofar only as is required by the Regulations, securities laws, or stock exchange requirements applicable to such Party. The Party which proposes to make such a public disclosure shall, to the extent reasonably possible, provide the other Party with a draft of such statement at a sufficient time prior to its release to enable such other Party to review such draft and advise that Party of any comments it may have with respect thereto.

15.   MISCELLANEOUS PROVISIONS
      ------------------------

15.1   Further Assurances
       ------------------

At the Closing Date and thereafter as may be necessary, the Parties shall execute, acknowledge and deliver such instruments and take such other actions as may be reasonably necessary to fulfil their respective obligations under this Agreement. Top Canada shall cooperate with Indo Canada as reasonably required to secure execution by third parties of the documents referred to in Paragraph 9.2.

15.2   Governing Law
       -------------

This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws of the Province of British Columbia.

15.3   Time
       ----

   Time shall be of the essence in this Agreement.

15.4   No Amendment Except in Writing
       ------------------------------

This Agreement may be amended only by written instrument executed by the Parties hereto.

15.5   Waiver Must be in Writing
       -------------------------

No waiver by any Party of any breach of any of the terms, conditions, representations or warranties contained in this Agreement shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

15.6   Consequences of Termination
       ---------------------------

If this Agreement is terminated in accordance with its terms prior to Closing, then, except for the provisions of Section 10, the Parties shall be released from all of their obligations under this Agreement. If this Agreement is so terminated, Indo Canada shall promptly return to Top Canada all materials delivered to Indo Canada by Top Canada hereunder, together with all copies of them that may have been made by or for Indo Canada.

15.7   Supersedes Prior Agreements
       ---------------------------

This Agreement supersedes and replaces all other agreements between the Parties with respect to the Assets and expresses the entire agreement of the Parties with respect to the transactions contained in this Agreement.

15.8   Enurement
       ---------

The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

15.9   Counterparts
       ------------

This Agreement may be executed in counterparts and/or by facsimile, which, when taken together, shall form a binding agreement.

15.10  Income Tax Elections
       --------------------

With respect to the sale of the Shares from Top Canada to Indo Canada, the parties agree to execute and file appropriate elections under the Income Tax
                                                                  ----------
Act, Canada, in the manner and within the time frames specified in the Income
-----------                                                            ------
Tax Act, Canada and including such elected amount as is determined by Top
-------
Canada.

IN WITNESS WHEREOF the Parties have duly executed this Agreement.



INDO-PACIFIC ENERGY LTD.                     TRANS ORIENT PETROLEUM LTD.



Per: /s/David J. Bennett                    Per: /s/Bernhard J. Zinkhofer
     ----------------------------                -------------------------
                                                 March 30, 2000


Per: /s/Jennifer Lean                       Per:
     ----------------------------                -------------------------


TRANS-ORIENT PETROLEUM                       TRANS-ORIENT PETROLEUM
(AUST) PTY LTD.                              (PNG) LIMITED



Per: /s/Jennifer Lean                       Per: /s/Jennifer Lean
     ----------------------------                -------------------------



Per:                                        Per:
     ----------------------------                -------------------------



TRANS-ORIENT PETROLEUM                       INDO-PACIFIC ENERGY (NZ)
(NZ) LIMITED                                 LIMITED



Per: /s/Jennifer Lean                       Per: /s/Jennifer Lean
     ----------------------------                -------------------------



Per:                                        Per:
     ----------------------------                -------------------------

                                   SCHEDULE "A"

                   Schedule of Trans-Orient Permits and Royalties



--------------------------------------------------------------------------------
        PERMIT             EQUITY %          ROYALTY %          EXPIRY DATE
      NEW ZEALAND                                               (FIRST TERM)
--------------------------------------------------------------------------------
      PEP 38328             22.5%              2 [1]           July 1, 2001
--------------------------------------------------------------------------------
      PEP 38332             20                 2               June 24, 2002
--------------------------------------------------------------------------------
      PEP 38335             15                 2               November 29, 2003
--------------------------------------------------------------------------------
      PEP 38339             50                 2               November 26, 2003
--------------------------------------------------------------------------------
      PEP 38720             50                 2               September 2, 2001
--------------------------------------------------------------------------------
      PEP 38723             40                 2               October 30, 2002
--------------------------------------------------------------------------------
      PEP 38256             35 [2][3]          2               August 25, 2002
--------------------------------------------------------------------------------


[1]   Except becomes 5% on Petroleum pool of Whakatu prospect area.

[2]   Subject to AMG option, which can reduce to 10% carried equity.

[3] Subject to permit requirement to relinquish 50% of land by August 25, 2000.

                                   SCHEDULE "B"

                Schedule of Trans-Orient Permits and Royalties



--------------------------------------------------------------------------------
        PERMIT             EQUITY %          ROYALTY %          EXPIRY DATE
   AUSTRALIA AND ZOCA                                           (FIRST TERM)
--------------------------------------------------------------------------------
      ZOCA 96-16            10% [1]            1               November 14, 2002
--------------------------------------------------------------------------------
      AC/P 26               30                 1               February 26, 2004
--------------------------------------------------------------------------------

[1]   Interests confirmed by Timor Gap Joint Authority on February 11, 2000.



--------------------------------------------------------------------------------
        PERMIT             EQUITY %          ROYALTY %          EXPIRY DATE
    PAPUA NEW GUINEA                                            (FIRST TERM)
--------------------------------------------------------------------------------
      PPL 192               20                 1               January 28, 2003
--------------------------------------------------------------------------------
      PPL 157               7.5                1               December 22, 2004
--------------------------------------------------------------------------------
      PPL 215               40                 1               May 6, 2005
--------------------------------------------------------------------------------
      PPL 213               5                  1               February 11, 2005
--------------------------------------------------------------------------------

Dated                                                                       2000

                                      SCHEDULE C

                           INDO-PACIFIC ENERGY (NZ) LIMITED

                          TRANS-ORIENT PETROLEUM COMPANY (NZ)
                                        LIMITED

                            DEED OF ASSIGNMENT AND COVENANT
                            TRANS-ORIENT ASSETS (NEW ZEALAND)

THIS DEED is made                                                           2000

BETWEEN TRANS-ORIENT PETROLEUM COMPANY (NZ) LIMITED of 284 Karori Road, Wellington, New Zealand ("TOP(NZ)")

AND       INDO-PACIFIC ENERGY (NZ) LIMITED of 284 Karori Road,
          Wellington, New Zealand ("Indo-Pacific")

RECITALS

A. Indo-Pacific and TOP(NZ) and certain other parties have entered into an Agreement for Sale and Purchase dated the same date as this Deed, by which agreement TOP(NZ) agrees to transfer all its interests in New Zealand petroleum exploration permits ("Assigned Interests") to Indo-Pacific, being:

     PEP 38256   35%
     PEP 38328   22.5%
     PEP 38332   20%
     PEP 38335   15%
     PEP 38339   50%
     PEP 38720   50%
     PEP 38723   40%

B. As part of the transfer of the Assigned Interests, Indo-Pacific has agreed to grant back to TOP(NZ) a 2% overriding royalty over each Assigned Interest, and a 5% overriding royalty over a certain area of PEP 38328.

C. In order to comply with the terms of the Sale and Purchase Agreement and of the joint venture agreements governing the Assigned Interests, the Parties have entered into this Deed.

AGREEMENT

1.1   DEFINITIONS AND INTERPRETATION

DEFINITIONS: In this Deed (including the Recitals), unless the context otherwise requires:

"Act" means the Crown Minerals Act (NZ) 1991 and any regulations made thereto.

"Assigned Interest" means, in relation to each Permit, the percentage interest owned by TOP(NZ) in the Permit and the unincorporated joint venture formed to explore the Permit Area.

"Deed" means this deed between the Parties.

"EFFECTIVE DATE" means settlement of the Sale and Purchase Agreement, intended to be 29 February 2000.

"JOINT VENTURE PARTIES" means, in relation to each Permit, the parties other than TOP(NZ) in the unincorporated joint venture formed to explore the Permit Area.

"MINISTER" means the Minister of Energy as defined under the Act who administers the approval and registration procedure under the Act.

"Parties" means each of Indo-Pacific and TOP(NZ).

"PERMIT" means each petroleum exploration permit listed in Recital A or any renewal or extension thereof and any mining permit granted pursuant thereto.

"PERMIT AREA" means, in relation to each Permit, the land for the time being comprising the Permit.

"Royalty" means, in relation to each Permit, the right to receive the value from Petroleum produced from the Permit Area, created by clause 5 of this Deed.

1.2   INTERPRETATION: In this Deed, unless a contrary intention appears:

      (a) a reference to this Deed is a reference to this Deed as amended, varied, novated or substituted from time to time;

      (b) a reference to any legislation or any provision of any legislation includes:

          (i) all regulations, orders or instruments issued under the legislation or provision; and

         (ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

      (c) a word:

          (i)  importing the singular includes the plural and vice versa; and

         (ii) denoting an individual includes corporations, firms, unincorporated bodies, authorities and instrumentalities;

      (d) a reference to a Party to this Deed or any other instrument includes that Party's executors, administrators, successors and permitted assigns;

      (e) words and expressions used in this Deed which are used in the Act shall where the context admits have the same meaning as they have in the Act.

2.   APPROVAL

2.1 THIS DEED AND the assignments and the grant of Royalties provided for by it are conditional upon the consent of the Minister being given to this Deed and the assignments and royalties pursuant to the Act. The assignment and the grant of Royalties evidenced by this Deed will take effect on and from the Effective Date, and will relate back to that date if the date of obtaining approval for such dealings in accordance with the Act, is later than settlement of the Sale and Purchase Agreement.

2.2 The Parties must use all reasonable endeavours to have all dealings evidenced by this Deed approved as contemplated by clause 2.1 as expeditiously as possible.

2.3 If any dealing evidenced by this Deed is not approved and registered in accordance with clause 2.1 within 12 months from the Effective Date (or such other date as the Parties may agree), any Party may terminate this Deed at any time by notice to the other Parties and this Deed will terminate on the receipt of that notice.

2.4 On termination of this Deed under clause 2.3, the Parties must execute all documents and do all other things necessary or desirable to place each other in the same position as they would have been had this Deed not been executed or acted upon.

3.   ASSIGNEE

3.1 With effect on and from the Effective Date, TOP(NZ) assigns to Indo-Pacific and Indo-Pacific assumes the obligations and liabilities in respect of the Assigned Interests arising on and from the Effective Date (excluding liabilities and obligations arising prior to the Effective
      Date) and shall be entitled to the full benefit and advantage of Assigned Interests and all rights thereunder to the same extent to which TOP(NZ) would have been so entitled had the Assigned Interests not been assigned to Indo-Pacific.

3.2 Indo-Pacific covenants to each other Joint Venture Party to indemnify and keep indemnified such other Joint Venture Parties against all liability which each of them may incur by reason of any breach or non-observance by Indo-Pacific of any of the provisions of this Deed.

4.   ASSIGNOR

4.1 TOP(NZ) covenants and agrees with the Joint Venture Parties including Indo-Pacific to duly and punctually discharge all liabilities and perform all obligations incurred in respect of the Assigned Interests prior to the Effective Date (excluding liabilities and obligations scheduled for performance on or after the Effective Date) regardless of whether such liability and obligations arise before or after the Effective Date.

4.2 TOP(NZ) shall indemnify and hold the Joint Venture Parties harmless from and against all liability which each of them may incur by reason of any breach or non-observance by TOP(NZ) of this Deed.

5.   GRANT OF ROYALTY

5.1 UPON AND FROM THE EFFECTIVE DATE, INDO-PACIFIC grants back to TOP(NZ), without FURTHER FORMAL ACTION THAN THIS DEED, and agrees to pay on a monthly basis to TOP(NZ), its successors and assigns, an overriding royalty over each Assigned Interest, in the amount of:

     (a) 2% of the Petroleum Value as defined in Section 6 produced from the relevant Permit Area;

     (b) except, in relation to any well drilled within one kilometre of the well known as Whakatu-I in the Permit Area of PEP 38328, 5% of the Petroleum Value as defined in Clause 6 produced from such well(s)

     to which Indo Pacific is entitled by virtue of the relevant Assigned Interest in the Permit excluding that Petroleum which is-

     (c) flared or unavoidably lost, or

     (d) used in the operations for the purposes of production, transport or transmission to point of sale (which shall be the same point of sale as is used for valuation purposes under Clause 6); or

     (e) returned to a natural reservoir.

5.2   TOP(NZ) may not take the Royalty in kind.

5.3 Notwithstanding that different Petroleum may be valued by different methods, the Royalty shall be calculated as a single royalty on the value of all Petroleum to which it applies.

6.   DETERMINATION OF PETROLEUM VALUE

6.1 The value of Petroleum produced is the market value of that Petroleum as if sold to an arm's length purchaser at the wellhead during the month in which such Petroleum was produced. The value of Petroleum produced shall be calculated according to the nature of that Petroleum and the manner in which it is sold in accordance with the following provisions of this Clause 6.

6.2   For oil, distillate, condensate and other liquid hydrocarbons:

      (a) the value of the Petroleum at the wellhead shall be calculated on the basis of the FOB price (as defined in Incoterms 1980) received by Indo-Pacific at the point of sale, less costs attributable to that Petroleum for treating, and for transporting, handling and storing the Petroleum between the wellhead and the FOB point of sale, less any Crown Royalty required to be paid to the Government and less an administration fee of 2.5% of the FOB price received by Indo-Pacific. Where any oil, distillate, condensate or other liquid hydrocarbons are sold by a Grantor otherwise than on an FOB basis, such adjustments shall be made to the actual price received by Indo-Pacific to correctly reflect the FOB price which would have been received by Indo-Pacific had those hydrocarbons sold by Indo-Pacific on an FOB basis; and

      (b) in calculating the value of the Petroleum at the wellhead, reference shall be made to the price received by Indo-Pacific in arm's length sales to non-affiliated third parties during the applicable month (on an FOB basis or adjusted, if necessary, to an FOB basis). If no such sales were made by Indo-Pacific during the applicable month, reference shall be made to arm's length sales transactions between other participation interest holders in the mining permit and non-affiliated third parties. If there were no such sales as described above, reference shall be made to the value of the Petroleum as agreed or determined in accordance with applicable legislation for the purposes of the payment of any applicable government royalty netted back to a wellhead value by deduction of all costs attributable to treating, transporting, handling and delivering the Petroleum between the wellhead and the point at which the value of the Petroleum is agreed or determined for the purpose of calculation of the applicable government royalty, and less any Crown Royalty required to be paid to the Government and less an administration fee of 2.5% of the FOB price received by Indo-Pacific.

6.3 For natural gas, natural gas liquids and other Petroleum produced in a gaseous state:

(a) the value of that Petroleum at the wellhead shall be calculated on the basis of the price received by Indo-Pacific lesscosts of treating, transporting, handling and delivering that Petroleum between the wellhead and the point of sale and less any Crown Royalty required to be paid to the Government and less an administration fee of 2.5% of the price received by Indo-Pacific; and

in calculating the value of that Petroleum at the wellhead, reference shall be made to the price received by Indo-Pacific in arm's length sales to non-affiliated third parties during the applicable month. If no such sales were made by Indo-Pacific during the applicable month, reference shall be made to arm's length sales transactions between other participating interest holders in the mining permit and non-affiliated third parties. If there were no such sales as described above, reference shall be made to the value of such Petroleum as agreed or determined in accordance with applicable legislation for the purposes of the payment of any applicable government royalty netted back to a wellhead value by deduction of all costs attributable to treating, transporting, handling and delivering the Petroleum between the wellhead and the point at which the value of the Petroleum is agreed or determined for the purpose of the calculation of the applicable government royalty, and less any Crown Royalty required to be paid to the Government and less an administration fee of 2.5% of the agreed or determined value of such Petroleum. 6.4 For natural gas liquids, the value of that Petroleum at the wellhead shall be calculated on the basis of the price received by Indo-Pacific less:

(a)   any costs to be deducted by virtue of Clause 6.3; and

(b) any further costs attributable to the treating, extraction, storing, handling and delivery of those natural gas liquids between the wellhead and the point of sale.

7.   OTHER COSTS

7.1 In determining the value of Petroleum produced, no deduction shall be made for the cost and expense of exploring for, exploiting and producing the Petroleum to which it applies, except as expressly permitted by the provisions of Clause 6.

7.2 TOP(NZ) shall pay income tax, other taxes, government royalties (other than the royalty payable to the Government of New Zealand as grantor of the Permit in terms OF THE ACT ("Crown Royalty")) and other government levies (other than production related levies, if any) assessed against the royalties payable to TOP(NZ) under this Deed.

7.3 Indo-Pacific shall be responsible for payment of the Crown Royalty payable in respect of the Petroleum produced from the Permit Area to which Indo-Pacific is entitled by virtue of the relevant Assigned Interest in the Permit.

7.4 New Zealand Goods and Services Tax, if payable in respect of the Royalty amounts payable to TOP(NZ), shall be paid by Indo-Pacific in addition to the amount payable determined in accordance with this clause 7.

8.   ACCOUNTS AND PAYMENT

8.1 Not later than 45 days after the end of each month during which the production occurred of Petroleum for which payment of the Royalty is due, Indo-Pacific shall pay to TOP(NZ) the Royalty payable in relation to that Petroleum in United States dollars, or where so requested (on not less than 15 days prior to written notice by TOP(NZ)) in the equivalent in New Zealand currency calculated at the date of payment.

8.2 At the time of making any payment under Clause 8. 1, Indo-Pacific shall provide TOP(NZ) with a written report in such form as TOP(NZ) may reasonably require detailing the volume of the Petroleum attributable to the Assigned Interest purchased, sold or retained by Indo-Pacific and the value of such Petroleum determined in accordance with Clause 6 and details of the basis of determination of such value.

8.3 Indo-Pacific shall keep or cause to be kept proper records and accounts in relation to all Petroleum attributable to the Assigned Interest retained, purchased or sold by it. TOP(NZ) shall be entitled at all reasonable times during the term of this Deed and for a period of twelve months after its termination to have such records and accounts audited by a chartered accountant nominated by it for the purpose of verifying the correctness of the payments made to TOP(NZ) by Indo-Pacific under this Deed.

8.4 Except as provided otherwise in this Deed or by consent between the parties, all payments, prices and calculations under this Deed shall be in United States dollars.

9.   DEALINGS WITH PERMIT

9.1 Nothing in this Deed shall limit the rights of Indo-Pacific, subject to the following provisions of Clause 9, to release or transfer any or all of its rights in the Permit or to enter into any agreement with respect to the Permit permitted by law.

9.2 The Royalty created by this Deed attaches to the Assigned Interest of Indo-Pacific and its successors in interest in the Permit. Any transfer of the rights of Indo-Pacific to any third party shall be subject to the Royalty and shall be subject to the assignee covenanting with TOP(NZ) to assume and perform all obligations on Indo-Pacific's part to be performed under this Deed. No transfer shall result in any reduction of the Royalty or derogate in any way from the terms and conditions upon which it is granted. However, any assignment or transfer that is made subject to this Deed shall relieve any assignor or transferor from any and all obligations provided for in this Deed that attach to the interest assigned or transferred, except that the assignor or transferor shall remain liable for all Royalties payable under this Deed in respect of Petroleum produced up to the date of the assignment or transfer.

9.3 If Indo-Pacific or any assignee of Indo-Pacific elects to surrender or withdraw from the Permit then:

      (a) it shall give notice of that intention to TOP(NZ) to be received at least forty-five (45) days before the date upon which the surrender is to become effective; and

      (b) if TOP(NZ) notifies Indo-Pacific within twenty (20) days after receipt of Indo-Pacific's notice, that TOP(NZ) wishes to receive an assignment of Indo-Pacific's interest, Indo-Pacific will, within ten (10) days after receiving TOP(NZ)'s notice, tender an assignment in a form acceptable to TOP(NZ) and in accordance with this Deed.

9.4   An assignment pursuant to Clause 9.3 shall:

      (a) be subject to pro-rata assignments to other Royalty holders (if any) which may in like manner request such an assignment; and

      (b) be subject to pro-rata assignments to the other holders of interests in the Permit upon exercise of any pre-emptive rights applying upon assignment of Indo-Pacific's interest pursuant to the provisions of any joint venture operating agreement governing operations in relation to the Permit Area; and

      (c) provide that the assignee shall assume all obligations under the Permit not previously fulfilled by Indo-Pacific (if any); and

      (d) be subject to such approvals as may be required under the Act and other applicable laws and regulations.

9.5 On assignment of any interest of Indo-Pacific in the Permit to TOP(NZ), TOP(NZ) will give an indemnity to Indo-Pacific, holding Indo-Pacific harmless from any future responsibility in respect of the Permit to the extent of the interest so assigned to TOP(NZ).

10.  TERMINATION

10.1 The Royalty granted by this Deed shall terminate upon termination or expiry of the Permit.

11.  NATURE OF AGREEMENT

11.1 This Deed shall not be construed as creating any kind of partnership, joint venture or undertaking between the Parties and shall be binding on and inure to the benefit of each of the Parties, their respective successors and assigns. All references to Indo-Pacific and TOP(NZ) shall be deemed to include references to their respective successors and assigns.

12.  REPORTS ON PERMIT

12.1 Indo-Pacific shall furnish to TOP(NZ) upon request such information as TOP(NZ) may reasonably request from time to time regarding the work carried out in the Permit Area, except that Indo-Pacific shall not be obliged to disclose to TOP(NZ) any information which is not generally available to parties other than the parties to the Permit and the disclosure of which to TOP(NZ) could prejudice the financial interests of Indo-Pacific. Notwithstanding anything else in this Deed, if Indo-Pacific elects to surrender or withdraw from the Permit, it shall provide to TOP
      (NZ) all information TOP(NZ) may require for the purpose of deciding whether to exercise its pre-emptive rights under Clause 9.3(b) of this Deed.

12.2 The data and information coming into TOP(NZ)'s possession under this Deed shall be deemed confidential and shall not be disclosed to third parties without the consent of Indo-Pacific except as required by law.

13.  NOTICES

13.1 The address of Indo-Pacific and the address of TOP(NZ) for the purpose of this Deed shall be the respective addresses specified on the first page of this Deed.

13.2 Notices between the Parties shall be in writing (including facsimile transmission) unless otherwise agreed and shall be sent or delivered to the other Party at its specified address or such other address as may be notified by that Party.

14.  DISPUTE RESOLUTION

14.1 If there is a dispute between the Parties as to the value of any Petroleum produced or the allowances for costs to be made under Clause 6 of this Deed then, at the option of either Party, the dispute may be referred to and determined by arbitration in New Zealand before one arbitrator to be appointed by the parties if they can agree on one.

14.2 If the parties cannot agree on an arbitrator, one shall be appointed by the President of the Wellington District Law Society. The provisions of the Arbitration Act 1996 shall apply to any arbitration under this Clause 14 except that in every case the arbitrator shall give reasons in writing for his decision and as part of his award.

15.  MISCELLANEOUS

15.1 This Deed will be binding upon and enure to the benefit of the Parties, the Joint Venture Parties, and their respective successors and each person who derives from them title to an interest in a Permit.

15.2 This Deed will be governed by and construed in accordance with laws of New Zealand for the time being in force.

15.3 The Parties submit to the non-exclusive jurisdiction of the Courts of New Zealand and all courts competent to hear appeals therefrom.

15.4 The Parties will bear their own legal costs arising out of the preparation of this Deed, but Indo-Pacific will bear all consent fees payable on this Deed and any document directly related to or consequential upon this Deed.

15.5 Each of the Parties must take all such steps, execute all such documents and do all such acts and things as may be reasonably required by any other Party to give effect to the intent of this Deed.

15.6 If any party executes this Deed by means of an attorney then such attorney states that he or she has no notice of the revocation of that power of attorney.

EXECUTED by the parties as a Deed.

Executed for and on
behalf of INDO-PACIFIC
ENERGY (NZ) LIMITED by
its duly authorised
representatives in
the presence of-



-----------------------------------           ----------------------------------
Signature of witness                          Signature of representative



-----------------------------------           ----------------------------------
Name of witness                               Name of representative

Executed for and on
behalf of TRANS-ORIENT
PETROLEUM COMPANY (NZ)
LIMITED by its duly
authorized representative
in the presence of:

-----------------------------------           ----------------------------------
Signature of witness                          Signature of representative



-----------------------------------           ----------------------------------
Name of witness                               Name of representative

Dated                                                                       2000

                                     SCHEDULE D

                              INDO-PACIFIC ENERGY LTD.

                           TRANS-ORIENT PETROLEUM LIMITED

                              GROSS OVERRIDING ROYALTY
                                     AUSTRALIA

THIS AGREEMENT is made effective                                            2000

BETWEEN   TRANS-ORIENT PETROLEUM LTD. of Suite 1200,1090 West
          Pender Street, Vancouver BC V6E2N7, Canada ("TOP")

AND       INDO-PACIFIC ENERGY LTD. of Suite 1200,1090 West Pender
          Street, Vancouver BC V6E2N7, Canada ("INDO CANADA")

RECITALS

A. Indo-Canada and TOP and certain other parties have entered into an Agreement of Purchase and Sale dated for reference January 30, 2000, by which agreement TOP agreed to transfer all its shareholder interest in Trans-Orient Petroleum (Aust) Pty Ltd ACN 076 410 994 ("Top Aust") to Indo-Canada;

B. As part of the transfer contained in the Agreement of Purchase and Sale, Indo Canada has agreed to grant to TOP a 1 % overriding royalty (limited to Top's interest in these properties at the Effective Date) over each of the properties known as AC/P 26 and Zoca 96-16 (held by Top Aust's wholly owned subsidiary Zoca 96-16 Pty Ltd. ACN 076 878 236 ("Zoca") .

C. In order to comply with the terms of the Agreement of Purchase and Sale the Parties have entered into this Agreement.

AGREEMENT

1.1   DEFINITIONS AND INTERPRETATION

DEFINITIONS: In this Agreement (including the Recitals), unless the context otherwise requires:

"Agreement" means this gross overriding royalty agreement between the Parties.

"Crown Royalty" means any royalty payable to a government pursuant to legislation applicable in Australia.

"Effective Date" means settlement of the Agreement of Purchase and Sale, intended to be 29 February 2000 or such other date as Top and Indo Canada may mutually determine.

"INDO-PACIFIC" means collectively Indo-Canada and its subsidiary resulting from the performance of the said Agreement of Purchase and Sale, namely Top Aust and the subsidiary of Top Aust namely Zoca 96-16 Pty Ltd (both Top Aust and Zoca 96-16 Pty Ltd being incorporated in Australia).

"LEGISLATION" means the Petroleum (Submerged Lands) Act 1967 of Australia and any regulations made thereto and the Zone of Co-operation Treaty governing Petroleum activities in the Timor Sea between Australia and Timor and any regulations made thereto.

"MINISTER" means, where applicable, any Minister of the Crown in right of the Commonwealth or a State of Australia and the Joint Authority administering the Zone of Co-operation Treaty governing the asset held by Zoca in each case being the responsible authority defined under the Legislation which administers the approval and registration procedure under the Legislation.

"PARTIES" means each of TOP and Indo-Pacific.

"PERMIT" means each Petroleum exploration permit listed in Recital B or any renewal or extension thereof and any production permit granted pursuant thereto.

"PERMIT AREA" means, in relation to each Permit, the geographic area for the time being comprising the Permit.

"PETROLEUM" means petroleum, natural gas, sulphur and all other minerals or substances the right to explore for which, or an interest in which is granted pursuant to the Permit.

"PETROLEUM VALUE" means the market value of that Petroleum as if sold to an arm's length purchaser at the wellhead during the month in which such Petroleum was produced. The value of Petroleum produced shall be calculated according to the nature of that Petroleum and the manner in which it is sold in accordance with the following provisions of this definition.

For oil, distillate, condensate and other liquid hydrocarbons:

(a) for the value of the Petroleum at the wellhead shall be calculated on the basis of the FOB price (as defined in Incoterms 1980) received by Indo-Pacific at the point of sale, less costs attributable to that Petroleum for treating, and for transporting, handling and storing the Petroleum between the wellhead and the FOB point of sale, less any Crown Royalty required to be paid to any applicable regulatory authority and under the Legislation and less an administration fee of 2.5% of the FOB price received by Indo-Pacific. Where any oil, distillate, condensate or other liquid hydrocarbons are sold by Indo Pacific other than on an FOB basis, such adjustments shall be made to the actual price received by Indo-Pacific to correctly reflect the FOB price which would have been received by Indo-Pacific had those hydrocarbons sold by Indo-Pacific on an FOB basis; and

(b) in calculating the value of the Petroleum at the wellhead, reference shall be made to the price received by Indo-Pacific in arm's length sales to non-affiliated third parties during the applicable month (on an FOB basis or adjusted, if necessary, to an FOB basis). If no such sales were made by Indo-Pacific during the applicable month, reference shall be made to arm's length sales transactions between other participation interest holders in the Permit and non-affiliated third parties. If there were no such sales as described above, reference shall be made to the value of the Petroleum as agreed or determined in accordance with applicable legislation for the purposes of the payment of any applicable regulatory authority royalty netted back to a wellhead value by deduction of all costs attributable to treating, transporting, handling and delivering the Petroleum between the wellhead and the point at which the value of the Petroleum is agreed or determined for the purpose of calculation of the applicable regulatory royalty, and less any Crown Royalty required to be paid to that regulatory authority and under the Legislation and less an administration fee of 2.5% of the FOB price received by Indo-Pacific.
For natural gas, natural gas liquids and other Petroleum produced in a gaseous state:

  the value of that Petroleum at the wellhead shall be calculated on the basis of the price received by Indo-Pacific less costs of treating, transporting, handling and delivering that Petroleum between the wellhead and the point of sale and less any Crown Royalty required to be paid to the applicable regulatory authority and under the Legislation and less an administration fee of 2.5% of the price received by Indo-Pacific; and

  in calculating the value of that Petroleum at the wellhead, reference shall be made to the price received by Indo-Pacific in arm's length sales to non-affiliated third parties during the applicable month. If no such sales were made by Indo-Pacific during the applicable month, reference shall be made to arm's length sales transactions between other participating interest holders in the Permits and non-affiliated third parties. If there were no such sales as described above, reference shall be made to the value of such Petroleum as agreed or determined in accordance with applicable legislation for the purposes of the payment of any applicable government royalty netted back to a wellhead value by deduction of all costs attributable to treating, transporting, handling and delivering the Petroleum between the wellhead and the point at which the value of the Petroleum is agreed or determined for the purpose of the calculation of the applicable government royalty, and less any Crown Royalty required to be paid to the Government and under the Legislation and less an administration fee of 2.5% of the agreed or determined value of such.

For natural gas liquids, the value of that Petroleum at the wellhead shall be calculated on the basis of the price received by Indo-Pacific less:

(a)   any costs to be deducted by virtue of this definition; and

(b) any further costs attributable to the treating, extraction, storing, handling and delivery of those natural gas liquids between the wellhead and the point of sale.

"ROYALTY" means, in relation to each Permit, the right to receive the value from Petroleum produced from the Permit Area, created by clause 3 of this Agreement.

1.2   INTERPRETATION: In this Agreement, unless a contrary intention appears:

      (a) a reference to this Agreement is a reference to this Agreement as amended, varied, novated or substituted from time to time;

      (b) a reference to any legislation or any provision of any legislation includes:

          (i) all regulations, orders or instruments issued under the legislation or provision; and

         (ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

      (c) a word:

          (i) importing the singular includes the plural and vice versa; and

         (ii) denoting an individual includes corporations, firms, unincorporated bodies, authorities and instrumentalities;

      (d) a reference to a Party to this Agreement or any other instrument includes that Party's executors, administrators, successors and permitted assigns;

      (e) words and expressions used in this Agreement which are used in the Legislation shall where the context admits have the same meaning as they have in the Legislation.

2.   APPROVAL

2.1 This Agreement and the grant of Royalties provided for by it are conditional upon the consent of each Minister being given to this Agreement and the assignments and royalties pursuant to the Legislation. The grant of Royalties evidenced by this Agreement will take effect on and from January 1, 2000 and will relate back to that date if the date of obtaining approval for such dealings in accordance with the Legislation, is later than settlement of the Sale and Purchase Agreement.

2.2 The Parties must use all reasonable endeavours to have all dealings evidenced by this Agreement approved as contemplated by clause 2.1 as expeditiously as possible.

2.3 If any dealing evidenced by this Agreement is not approved and registered in accordance with clause 2.1 within 12 months from the Effective Date (or such other date as the Parties may agree), any Party may terminate this Agreement at any time by notice to the other Parties and this Agreement will terminate on the receipt of that notice.

2.4 On termination of this Agreement under clause 2.3, the Parties must execute all documents and do all other things necessary or desirable to place each other in the same position as they would have been had this Agreement not been executed or acted upon.

3.   GRANT OF ROYALTY

3.1 On and from January 1, 2000, Indo Canada grants back to TOP, its successors and assigns, without further formal action other than this Agreement, and agrees to pay on a monthly basis, an overriding royalty over each Permit in the amount of I% of the Petroleum Value produced from the relevant Permit Area excluding that Petroleum which is:

      (a) flared or unavoidably lost, or

      (b) used in the operations for the purposes of production, transport or transmission to point of sale (which shall be the same point of sale as is used for valuation purposes under the definition of Petroleum Value); or

      (c) returned to a natural reservoir.

3.2   TOP may not take the Royalty in kind.

3.3 Nothwithstanding that different Petroleum may be valued by different methods, the Royalty shall be calculated as a single royalty on the all Petroleum Value to which it applies.

4.   OTHER COSTS

4.1 In determining the Petroleum Value produced, no deduction shall be made for the cost and expense of exploring for, exploiting and producing the Petroleum to which it applies, except as expressly permitted by the definition of Petroleum Value.

4.2 TOP shall pay income tax, other taxes, government royalties (other than the royalty payable to the Government of Australia and under the Legislation as grantor of the Permit in terms of the Legislation ("Crown Royalty")) and other government levies (other than production related levies, if any) assessed against the royalties payable to TOP under this Agreement.

4.3 Indo-Canada shall be responsible for payment of the Crown Royalty payable in respect of the Petroleum produced from the Permit Area to which Indo-Pacific is entitled (whether directly or indirectly) by virtue of the Agreement of Purchase and Sale.

4.4 Australian Goods and Services Tax, if payable in respect of the Royalty amounts payable to TOP, shall be paid by Top in addition to the amount payable determined in accordance with this clause 4.

5.   ACCOUNTS AND PAYMENT

5.1 Except as provided otherwise in this Agreement or by consent between the parties, all payments, prices and calculations under this Agreement shall be in United States dollars, or where so requested (on not less than 15 days prior written notice by TOP) in the equivalent of another internationally tradable currency calculated at the date of payment.

5.2 Not later than 45 days after the end of each month during which the production of Petroleum occurred for which payment of the Royalty is due, Indo-Canada shall pay to TOP the Royalty payable in relation to that Petroleum.

5.3 At the time of making any payment under Clause 5.2, Indo-Canada shall provide TOP with a written report in such form as TOP may reasonably require detailing the volume of the Petroleum attributable to a Permit, the Petroleum Value, and details of the basis of determination of such value.

5.4 Indo-Pacific shall keep or cause to be kept proper records and accounts in relation to all Petroleum attributable to the Permits. TOP shall be entitled at all reasonable times during the term of this Agreement and for a period of twelve months after its termination to have*such records and accounts audited by a chartered accountant nominated by it for the purpose of verifying the correctness of the payments made to TOP by Indo Canada under this Agreement.

6.   DEALINGS WITH PERMIT

6.1 Nothing in this Agreement shall limit the rights of Indo Canada, subject to the following provisions of Clause 6, to release or transfer any or all of its rights in Top Aust or in Zoca 96-16 Pty Ltd or in either Permit or to enter into any agreement with respect to any of those items permitted by law.

6.2 The Royalty created by this Agreement attaches to both of the Permits and its successors in interest in each Permit. Any transfer of the rights of Indo Canada to any third party shall be subject to the Royalty (or if not then Indo Canada's remaining interest in that Permit will assume that burden such that Top receives the same benefit from the Royalty as if such third party were subject to the Royalty) and shall be subject to the assignee covenanting with TOP to assume and perform all obligations on Indo-Pacific's part to be performed under this Agreement. No transfer shall result in any reduction of the Royalty or derogate in any way from the terms and conditions upon which it is granted. However, any assignment or transfer that is made subject to this Agreement shall relieve any assignor or transferor from any and all obligations provided for in this Agreement that attach to the interest assigned or transferred, except that the assignor or transferor shall remain liable for all Royalties payable under this Agreement in respect of Petroleum produced up to the date of the assignment or transfer.

6.3 If Indo-Pacific or any assignee of Indo-Pacific elects to surrender or withdraw from a Permit then:

      (a) it shall give notice of that intention to TOP to be received at least forty-five (45) days before the date upon which the surrender is to become effective; and

      (b) if TOP notifies Indo-Pacific within twenty (20) days after receipt of Indo-Pacific's notice, that TOP wishes to receive an assignment of Indo-Pacific's interest, Indo-Pacific will, within ten (10) days after receiving TOP's notice, tender an assignment in a form acceptable to TOP and in accordance with this Agreement.

6.4   An assignment pursuant to Clause 6.3 shall:

      (a) be subject to pro-rata assignments to other Royalty holders (if any) which may in like manner request such an assignment; and

      (b) be subject to pro-rata assignments to the other holders of interests in a Permit upon exercise of any pre-emptive rights applying upon assignment of Indo-Pacific's interest pursuant to the provisions of any joint venture operating agreement governing operations in relation to a Permit Area; and

      (c) provide that the assignee shall assume all obligations under a Permit not previously fulfilled by Indo-Pacific (if any); and

      (d) be subject to such approvals as may be required under the Legislation and other applicable laws and regulations.

6.5 On assignment of any interest of Indo-Pacific in a Permit to TOP, TOP will give an indemnity to Indo-Pacific, holding Indo-Pacific harmless from any future responsibility in respect of the Permit to the extent of the interest so assigned to TOP.

7.   TERMINATION -

7.1 The Royalty granted by this Agreement shall terminate in respect of a Permit upon termination or expiry of the Permit.

8.   NATURE OF AGREEMENT

8.1 This Agreement shall not be construed as creating any kind of partnership, joint venture or undertaking between the Parties and shall be binding on and enure to the benefit of each of the Parties, their respective successors and assigns. All references to Indo-Pacific and TOP shall be deemed to include references to their respective successors and assigns.

9.   REPORTS ON PERMITS

9.1 Indo-Pacific shall furnish to TOP upon request such information as TOP may reasonably request from time to time regarding the work carried out in a Permit Area, except that Indo-Pacific shall not be obliged to disclose to TOP any information which is not generally available to parties other than the parties to the Permit and the disclosure of which to TOP could prejudice the financial interests of Indo-Pacific. Notwithstanding anything else in this Agreement, if Indo-Pacific elects to surrender or withdraw from the Permit, it shall provide to TOP all information TOP may require for the purpose of deciding whether to exercise its pre-emptive rights under Clause 6.3(b) of this Agreement.

9.2 The data and information coming into TOP's possession under this Agreement shall be deemed confidential and shall not be disclosed to third parties without the consent of Indo-Pacific except as required by law.

10.  NOTICES

10.1 The address of Indo-Pacific and the address of TOP for the purpose of this Agreement shall be the addresses of Indo Canada and Top respectively as specified on the first page of this Agreement,

10.2 Notices between the Parties shall be in writing (including facsimile transmission) unless otherwise agreed and shall be sent or delivered to the other Party at its specified address or such other address as may be notified by that Party.

11.  DISPUTE RESOLUTION

11.1 If there is a dispute between the Parties as to the value of any Petroleum produced or the allowances for costs to be made under the definition of Petroleum Value contained in this Agreement, then, at the option of either Party, the dispute may be referred to and determined by arbitration in Australia before one arbitrator to be appointed by mutual agreement of the Parties.

11.2 If the Parties cannot agree on an arbitrator, one shall be appointed by the President of the Australian Petroleum Producers and Explorers Association ('APPEA'). The provisions of the Arbitration Act of the home jurisdiction of the appointed arbitrator in Australia shall apply to any arbitration under this Clause I I except that in every case the arbitrator shall give reasons in writing for his decision and as part of his award.

12.  MISCELLANEOUS

12.1 This Agreement will be binding upon and enure to the benefit of the Parties, and their respective successors and each person who derives from them title to an interest in a Permit.

12.2 This Agreement will be governed by and construed in accordance with laws of Australia for the time being in force.

12.3 The Parties submit to the non-exclusive jurisdiction of the Courts of South Australia and the Commonwealth of Australia and all courts competent to hear appeals therefrom.

12.4 The Parties will bear their own legal costs arising out of the preparation of this Agreement, but Indo-Pacific will bear all consent fees and government assessed stamp duty (if any) payable on this Agreement and any document directly related to or consequential upon this Agreement.

12.5 Each of the Parties must take all such steps, execute all such documents and do all such acts and things as may be reasonably required by any other Party to give effect to the intent of this Agreement.

12.6 If any party executes this Agreement by means of an attorney then such attorney states that he or she has no notice of the revocation of that power of attorney.

12.7 This Agreement may be executed in counterparts or by facsimile, which when taken together shall form a binding agreement.

EXECUTED by the parties as an Agreement.

Executed for and on
behalf of INDO-PACIFIC
ENERGY LTD. by its duly
authorized representatives
in the presence of-


-----------------------------------           ----------------------------------
Signature of witness                          Signature of representative



-----------------------------------           ----------------------------------
Name of witness                               Name of representative

Executed for and on
behalf of TRANS-ORIENT
PETROLEUM LTD. by its
duly authorised
representative in the
presence of-


-----------------------------------           ----------------------------------
Signature of witness                          Signature of representative



-----------------------------------           ----------------------------------
Name of witness                               Name of representative

                            INDO-PACIFIC ENERGY LTD.

                         TRANS-ORIENT PETROLEUM LIMITED


                   ----------------------------------------
                           OVERRIDING ROYALTY DEED
                               PAPUA NEW GUINEA
                   ----------------------------------------





                 Rudd Watts & Stone

DEED dated                                                                  2000

PARTIES

     INDO-PACIFIC ENERGY LTD.(" INDO-PACIFIC")

     TRANS-ORIENT PETROLEUM LIMITED ("TOP")

RECITALS

A. Indo-Pacific and TOP, Trans-Orient Petroleum (PNG) Limited ("TOP(PNG)") and certain other parties have entered into an Agreement for Purchase and Sale (the "Purchase Agreement") dated the same date as this Deed, by which agreement TOP agreed to transfer all its shares in TOP(PNG) to Indo-Pacific. TOP(PNG) owns interests in certain petroleum prospecting licences in Papua New Guinea, as described in Item 3 of the Schedule.

B. As part of the transfer of the shares, Indo-Pacific has agreed to grant back to TOP a 1 % overriding royalty over the aforementioned interests.

C In order to comply with the terms of the Purchase Agreement and of the joint venture agreements governing the aforementioned interests, the Parties have entered into this Deed.

DEED

1.   DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS: In this Deed, unless the context otherwise requires:

"Act" means the Oil & Gas Act (PNG) 1998 and any regulations made under it;

"Deed" means this Deed between the parties;

"MINISTER" means the Minister of Petroleum and Energy as defined under the Act who administers the approval and registration procedure under the Act;

"LICENCE" means each petroleum prospecting licence described in Item 3 of the Schedule or any renewal, variation or extension of it or any licence issued in substitution for it, and any petroleum development or retention licence granted by virtue of it for the whole or part of the Licence Area;

"LICENCE AREA" means the land for the time being comprising the Licence;

"PETROLEUM" means petroleum, natural gas, sulphur and all other minerals or substances the right to explore for which , or an interest in which is granted pursuant to the Licence;

"PETROLEUM VALUE" means the market value of that Petroleum as if sold to an arm's length purchaser at the wellhead during the month in which such Petroleum was produced. The value of Petroleum produced shall be calculated according to the nature of that Petroleum and the manner in which it is sold in accordance with the following provisions of this definition.

For oil, distillate, condensate and other liquid hydrocarbons:

(a) the value of the Petroleum at the wellhead shall be calculated on the basis of the FOB price (as defined in Incoterms 1980) received by Indo-Pacific at the point of sale, less costs attributable to that Petroleum for treating, and for transporting, handling and storing the Petroleum between the wellhead and the FOB POINT OF sale, less any Government Royalty required to be paid to the Government of Papua New Guinea and less an administration fee of 2.5% of the FOB price received by TOP(PNG). Where any oil, distillate, condensate or other liquid hydrocarbons are sold by TOP(PNG) otherwise than on an FOB basis, such adjustments shall be made to the actual price received to correctly reflect the fob price which would have been received had those hydrocarbons sold on an FOB basis; and

(b) in calculating the value of the Petroleum at the wellhead, reference shall be made to the price received in arm's length sales to non-affiliated third parties during the applicable month (on an FOB basis or adjusted, if necessary, to an FOB basis). If no such sales were made by TOP(PNG) during the applicable month, reference shall be made to arm's length sales transactions between other participation interest holders in the development licence and non-affiliated third parties. If there were no such sales as described above, reference shall be made to the value of the Petroleum as agreed or determined in accordance with applicable legislation for the purposes of the payment of any applicable government royalty netted back to a wellhead value by deduction of all costs attributable to treating, transporting, handling and delivering the Petroleum between the wellhead and the point at which the value of the Petroleum is agreed or determined for the purpose of calculation of the applicable government royalty, and less any Government Royalty required to be paid to the Government of Papua New Guinea and less an administration fee of 2.5% of the FOB price received by TOP(PNG).

For natural gas, natural gas liquids and other Petroleum produced in a gaseous state:

(c) the value of that Petroleum at the wellhead shall be calculated on the basis of the price received by TOP(PNG) less costs of treating, transporting, handling and delivering that Petroleum between the wellhead and the point of sale, less any Government Royalty required to be paid to the Government of Papua New Guinea and less an administration fee of 2.5% of the FOB price received by TOP(PNG); and

(d) in calculating the value of that Petroleum at the wellhead, reference shall be made to the price received in arm's length sales to non-affiliated third parties during the applicable month. If no such sales were made during the applicable month, reference shall be made to arm's length sales transactions between other participating interest holders in the development licence and non-affiliated third parties. If there were no such sales as described above, reference shall be made to the value of such Petroleum as agreed or determined in accordance with applicable legislation for the purposes of the payment of any applicable government royalty netted back to a wellhead value by deduction of all costs attributable to treating, transporting, handling and delivering the Petroleum between the wellhead and the point at which the value of the Petroleum is agreed or determined for the purpose of the calculation of the applicable government royalty, less any Government Royalty required to be paid to the Government of Papua New Guinea and less an administration fee of 2.5% of the FOB price received by TOP(PNG).

For natural gas liquids, the value of that Petroleum at the wellhead shall be calculated on the basis of the price received by TOP(PNG) less:

(e)   any costs to be deducted by virtue of clause 3.3; and

(f) any further costs attributable to the treating, extraction, storing, handling and delivery of those natural gas liquids between the wellhead and the point of sale.

"RELEVANT INTEREST" MEANS THE percentage interest, as set out in Item 3 of the Schedule, owned by TOP(PNG) in the Licence and the unincorporated joint venture formed to explore the Licence Area;

"ROYALTY" means the right to receive the value from Petroleum produced from the Licence Area, created by clause 2 of this Deed.

1.2   INTERPRETATION: In this Deed, unless a contrary intention appears:

(a) a reference to this Deed is a reference to this Deed as amended, varied, novated or substituted from time to time;

(b) a reference to any legislation or any provision of any legislation includes:

      (i) all regulations, orders or instruments issued under the legislation or provision; and

     (ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(c)   a word:

      (i) importing the singular includes the plural and vice versa; and

     (ii) denoting an individual includes corporations, firms, unincorporated bodies, authorities and instrumentalities;

(d) a reference to a party to this Deed or any other instrument includes that party's executors, administrators, successors and permitted assigns;

(e) words and expressions used in this Deed which are used in the Act shall, where the context admits have the same meaning as they have in the Act.

2.   GRANT OF ROYALTY

2.1 For good and valuable consideration paid to Indo-Pacific by TOP, Indo-Pacific grants and agrees to pay on a monthly basis to TOP, its successors and assigns, without further formal action than this Deed, an overriding royalty over the Relevant Interest of 1 % of the Petroleum Value as defined in clause 3 produced from each Licence Area to which TOP(PNG) is entitled by virtue of each Relevant Interest in the Licence, excluding that Petroleum which is:

(a)   flared or unavoidably lost, or

(b) used in the operations for the purposes of production, transport or transmission to point of sale (which shall be the same point of sale as is used for valuation purposes under clause 3); or

(c)   returned to a natural reservoir.

2.2   TOP MAY NOT TAKE THE ROYALTY in kind.

      (a) Notwithstanding that different Petroleum may be valued by different methods, the Royalty shall be calculated as a single royalty on the value of all Petroleum to which it applies.

3.   OTHER COSTS

3.1 In determining the value of Petroleum produced, no deduction shall be made for the cost and expense of exploring for, exploiting and producing the Petroleum to which it applies, except as expressly permitted by the definition of Petroleum Value.

3.2 TOP shall pay income tax, other taxes, government royalties (other than the royalty payable to the Government of Papua New Guinea as grantor of the Licence in terms of the Act ("Government Royalty")) and other government levies (other than production related levies, if any) assessed against the amounts payable to TOP under this Deed.

3.3 As between the parties, Indo-Pacific shall be responsible for payment of the Government Royalty payable in respect of the Petroleum produced from the Licence Area to which TOP(PNG) is entitled by virtue of each Relevant Interest in each Licence.

3.4 Goods and Services Tax, if payable in respect of the Royalty amounts payable to TOP, shall be paid (as between the parties) by Indo-Pacific in addition to the amount payable determined in accordance with this clause 3.

4.   ACCOUNTS AND PAYMENT

4.1 Not later than 45 days after the end of each month during which the production occurred of Petroleum for which payment of the Royalty is due, Indo-Pacific shall pay to TOP the Royalty payable in relation to that Petroleum in United States dollars, or where so requested (on not less than 15 days prior to written notice by TOP) in the equivalent in another internationally tradable currency calculated at the date of payment.

4.2 At the time of making any payment under clause 4.1, Indo-Pacific shall provide TOP with a written report in such form as TOP may reasonably require detailing the volume of the Petroleum purchased, sold or retained by TOP(PNG) which is attributable to each Relevant Interest and the value of such Petroleum determined in accordance with the definition of Petroleum Value and details of the basis of determination of such value.

4.3 Indo-Pacific shall keep or cause to be kept proper records and accounts in relation to all Petroleum retained, purchased or sold by it, which is attributable to each Relevant Interest. TOP shall be entitled at all reasonable times during the term of this Deed and for a period of twelve months after its termination to have such records and accounts audited by a chartered accountant nominated by it to verify the correctness of the payments made to TOP by Indo-Pacific under this Deed.

4.4 Except as provided otherwise in this Deed or by consent between the parties, all payments, prices and calculations under this Deed shall be in United States dollars.

5.   DEALINGS WITH LICENCE

5.1 Nothing in this Deed shall limit the rights of Indo-Pacific, subject to the following provisions of this clause, to release or transfer any or all of its rights in the Licence or to enter into any agreement with respect to the Licence permitted by law.

5.2 The Royalty created by this Deed attaches to each Relevant Interest of TOP(PNG) in each Licence. Indo-Pacific covenants with TOP to use its best endeavours to ensure that every transfer of the rights of TOP(PNG) in any Relevant Interest to any third party shall be subject to the Royalty (or if not then Indo-Pacific's remaining interest in that relevant interest will assume that burden such that top receives the same benefit from the royalty as if such third party were subject to the royalty, and shall be subject to the assignee covenanting with TOP to assume and perform all obligations on Indo-Pacific's part to be performed under this Deed. No transfer shall result in any reduction of the Royalty or derogate in any way from the terms and conditions upon which it is granted. However, any assignment or transfer that is made subject to this Deed shall relieve any assignor or transferor from any and all obligations provided for in this Deed that attach to the interest assigned or transferred, except that the assignor or transferor shall remain liable for all Royalties payable under this Deed in respect of Petroleum produced up to the date of the assignment or transfer.

5.3 If TOP(PNG) or any assignee of TOP(PNG) elects to surrender or withdraw from the Licence then Indo-Pacific covenants with TOP to use its best endeavours to ensure that:

      (a) It gives notice of that intention to TOP to be received at least forty-five (45) days before the date upon which the surrender is to become effective; and

      (b) if TOP notifies Indo-Pacific within twenty (20) days after receipt of Indo-Pacific's notice, that TOP wishes to receive an assignment of the Relevant Interest, Indo-Pacific will, within ten (10) days after receiving TOP's notice, tender an assignment in a form acceptable to TOP and in accordance with this Deed.

5.4   An assignment pursuant to clause 5.3 shall:

      (a) be subject to pro-rata assignments to other Royalty holders (if any) who may in like manner request such an assignment; and

      (b) be subject to pro-rata assignments to the other holders of interests in the Licence upon exercise of any pre-emptive rights applying upon assignment of the Relevant Interest pursuant to the provisions of any joint venture operating agreement governing operations in relation to the Licence Area: and

      (c) provide that the assignee shall assume all obligations under the Licence not previously fulfilled by Indo-Pacific or TOP(PNG) (if any); and

      (d) be subject to such approvals as may be required under the Act and other applicable laws and regulations.

5.5 On assignment of any interest in a Licence to TOP, TOP will give an indemnity to Indo-Pacific, holding Indo-Pacific harmless from any future responsibility in respect of that Licence to the extent of the interest so assigned to TOP.

6.   TERMINATION

6.1 The Royalty granted by this Deed shall terminate upon termination or expiry of the Licence.

7.   NATURE OF AGREEMENT

7.1 This Deed shall not be construed as creating any kind of partnership, joint venture or undertaking between the parties and shall be binding on and inure to the benefit of each of the parties, their respective successors and assigns. All references to Indo-Pacific and TOP shall be deemed to include references to their respective successors and assigns.

8.   REPORTS ON LICENCE

8.1 Indo-Pacific covenants with TOP to use its best endeavours to ensure that it furnishes, or causes to be furnished, to TOP upon request such information as TOP may reasonably request from time to time regarding the work carried out in the Licence Area, except that Indo-Pacific shall not be obliged to disclose to TOP any information which is not generally available to parties other than the parties to the Licence and the disclosure of which to TOP could prejudice the financial interests of Indo-Pacific or TOP(PNG). Notwithstanding anything else in this Deed, if TOP(PNG) elects to surrender or withdraw from the Licence, Indo-Pacific covenants with TOP to use its best endeavours to ensure that TOP(PNG) provides to TOP all information TOP may require for the purpose of deciding whether to exercise its pre-emptive rights under clause 6.3(b) of this Deed.

8.2 The data and information coming into TOP's possession under this Deed shall be deemed confidential and shall not be disclosed to third parties except as required by law,

9.   NOTICES

9.1 The addresses of each of the parties for the purpose of this Deed shall be as follows:

       Grantor:   Indo Pacific Energy Limited,
                  1200 - 1090 West Pender Street,
                  Vancouver, B.C. V6E 2N7

       Grantee:   Trans-Orient Petroleum Ltd.,
                  C/O 1500 - 1055 West Georgia Street,
                  Vancouver, B.C., WE 4N7

9.2 Notices between the parties shall be in writing (including facsimile transmission) unless otherwise agreed and shall be sent or delivered to the other party at its specified address or such other address as may be notified by that party.

10.  DISPUTE RESOLUTION

10.1 If there is a dispute between the parties as to the value of any Petroleum produced or the allowances for costs to be made under clause 3 or the definition of Petroleum Value in this Deed then, at the option of either party, the dispute may be referred to and determined by arbitration before one arbitrator to be appointed by the parties if they can agree on one.

10.2 If the parties cannot agree on an arbitrator, one shall be appointed by [the President of the Wellington District Law Society]. The provisions of the [Arbitration Act 1996] shall apply to any arbitration under this clause 10 except that in every case the arbitrator shall give reasons in writing for his decision and as part of his award.

11.   MISCELLANEOUS

11.1 This Deed will be binding upon and enure to the benefit of the parties and their respective successors and each person who derives from them title to an interest in the Licence.

11.2 This Deed will be governed by and construed in accordance with laws of British Columbia for the time being in force.

11.3 The parties submit to the non-exclusive jurisdiction of the Courts of [New Zealand] and all courts competent to hear appeals therefrom.

11.4 The parties will bear their own legal costs arising out of the preparation of this Deed.

11.5 Each of the parties must take all such steps, execute all such documents and do all such acts and things as may be reasonably be reasonably required by the other party to give effect to the intent of this Deed.

11.6 If a party executes this Deed by means of an attorney then such attorney states that he or she has no notice of the revocation of that power of attorney.

11.7 This Agreement may be executed in counterparts and/or by facsimile, which when taken together shall form a binding agreement.

EXECUTED by the parties as an Deed.

SIGNED BY INDO-PACIFIC ENERGY LTD.
by its duly authorised representative in the presence of:

-----------------------------------           ----------------------------------
Signature of witness                          Signature of representative



-----------------------------------           ----------------------------------
Name of witness                               Name of representative


SIGNED BY TRANS-ORIENT PETROLEUM LIMITED by its duly authorised representative in the presence of:

-----------------------------------           ----------------------------------
Signature of witness                          Signature of representative



-----------------------------------           ----------------------------------
Name of witness                               Name of representative

                                    SCHEDULE

1.   Grantor - Indo Pacific Energy Limited

2.   Grantee - Trans-Orient Petroleum Limited

3.   Relevant Interests in Licences (Recital A)

       Percentage Interest         Petroleum Prospecting Licence No.

                 20%                           PPL192

                 7.5%                          PPL157

                 5%                            PPL 213

                 40%                           PPL 215

                               LONMAN9marOO.txt

                                  SCHEDULE E

AC/P26

THE LONMAN AGREEMENT

THIS AGREEMENT is dated the           day of                    2000
                           -----------      -------------------

BETWEEN

LONMAN PTY LTD (A.C.N. 002 674 919) of   19 Ku-ring-gai Ave, Turramurra
NSW 2074 ("Lonman").

AND

MOSAIC OIL N.L. (ACN 003 329 084) of Level 3, 6-8 Underwood Street, Sydney, New South Wales, 2000 ("Mosaic");

TRANS-ORIENT PETROLEUM (AUS) PTY. LTD. (ACN 076 410 994)of 284 Karori Road, Wellington, New Zealand ( "Trans-Orient"); and

WEST OIL NL.(ACN 077 105 429) a company having its principal office at 3rd Floor, 41-43 Ord St., West Perth WA 6005 ("West Oil")

                                    LONMAN9MAROO.TXT

WHEREAS

A. The original Parties are the registered holders and legal and beneficial owners of Petroleum Exploration Licence Area AC/P26 issued under the Petroleum (Submerged Lands) Act 1967 of the Commonwealth of Australia.

B. The Original Parties have agreed Lonman has the right to a Working Interest in the Licence or the right to a Carried To Production Interest
(CTPI)   in the Licence under the terms of this Agreement.

C   The right to a Working Interest in the Licence or the right to a
Carried To Production Interest (CTPI) in the Licence under the terms of this Agreement are granted to Lonman on the basis that the principal of Lonman, Dr. John Conolly, will undertake all endeavors to accomplish a farmout of the first well in the Licence on behalf of the Original Parties and that Dr John Conolly remains a Director of Lonman. After the first well is drilled, Lonman will have earned either a direct working interest or a CTPI, or would have relinquished its rights to have an interest in the licence

1.   DEFINITIONS AND INTERPRETATION

"Act" means the Petroleum (Submerged Lands) Act 1967 of the Commonwealth of Australia and any Act with which that Act is incorporated, together with all regulations, directions, determinations and administrative procedure under any of those Acts.

                                LONMAN9MAROO.TXT

"Carried to Production Interest" (CTPI") means an interest in this Licence whose costs are met prior to production by the Original Parties under the terms and conditions of this agreement and which can be converted to a Working Interest under the terms and conditions of this agreement in the period after the execution of a farm-in agreement to drill the first well in the Licence and up to or before the First Production Date.

"Effective Date" means the date this agreement is dated namely;

"Free Carried Equity if means that part of the equity in the Licence which the
Original Parties retain which is   free carried through the drilling of the
first well in the Licence.

"First Production Date" means the first date upon which commercial production of Petroleum from the Licence commences.

"Joint Operating Agreement" means that Agreement governing the relation of the parties in the Licence.

"Operator" describes a Party elected to operate the Licence on behalf of the Parties in the Licence.

"Party" describes a holder of a Working Interest in the Licence.

                                    LONMAN9marOO.txt

"LICENCE" MEANS EXPLORATION Licence for Petroleum Area AC/P26 and includes any renewal or substitution of it, and any Retention Lease of Production Licence derived therefrom if

"Original Parties" describes the initial holders of this Licence who provide certain rights to Lonman, namely;-

Mosaic                          35.00%

Trans-Orient                    35.00%

West Oil                        30.00%

"Working Interest" describes an interest in a Joint Venture where a Party pays its pro rata share of Joint Venture Costs.

2.   LONMAN'S RIGHTS TO A WORKING INTEREST IN THE LICENCE.

A Right to a Working Interest in the Licence prior to drilling.

1. With effect on and from the Effective Date, the Original Parties hereby grant to Lonman in the period prior to the first well being drilled in the Licence and prior to Lonman's knowledge of any firm intent to farm-into the
Licence and drill a well,   the right to take up to a 5% Working Interest from
the Original Parties. This would be up to (on a pro rata basis): from Mosaic -1.75%, from Trans-Orient 1.75%, from West Oil 1.5%

2. From the date that Lonman gives notice it is taking up to a 5% Working Interest in the Licence as per 2.1, Lonman must pay its pro rata share of Joint Venture costs incurred from that date. However, Joint Venture costs

                                 LONMAN9MAROO.TXT

PRIOR TO THAT DATE MUST BE REIMBURSED from production by Lonman.

A Right to a Carried to Production Interest (CTPI) and its conversion to a Working Interest in the Licence.

4.   Upon the execution of a farm-in agreement to   drill the first wel1 in this
Licence, (provided that intention is carried through to a firm agreement and the drilling of a well) the right of Lonman to take up to a 5% Working Interest in the Licence (if not already previously exercised under 2.1 of this Agreement) ceases.

5. Upon the execution of a farm-in agreement to drill the first wel1 in this Licence, then Lonman (only if it has not exercised its rights under 2.1) has the right to a CTPI in the Licence, being 5% of the Free Carried Equity retained by the Original Parties during the drilling of the first well.

Example:-(based on a farminee or farminees earning 70% equity in the licence by funding the first well)

ORIGINAL               FREE CARRIED             LONMAN
PARTIES                  EQUITY                  CTPI

Mosaic                    10.5%                 0.525%
Trans-Orient              10.5%                 0.525%
West Oil                   9.0%                 0.45%
TOTALS                    30%                   1.5%

LONMAN9marOO.txt

6. At any time upto the first First Production Date, Lonman may by due notice to the Parties elect to allow its CTPI to lapse or may convert this CTPI into a Working Interest in the Licence on the condition that prior costs will be paid out from production as per Section 4 of this agreement.

3.   LONMAN'S RIGHT TO ASSIGN ITS INTERESTS

1. Any sale of Lonman P/L must take into account that DR J CONOLLY remains a Director of Lonman prior to the execution of a farm-out agreement according to 2.4.

2. If at any time Lonman (according to Lonman's rights under Section 2 of this Agreement) receives an offer from a third party for:-

     i) its right to take up a Working Interest in the Licence prior to drilling the first well, or

    ii) its CTPI prior to First Production Date

then each of the Original Parties will be entitled to match such third party offer (offers) on a pro rata basis within 30 days of receiving due notice from Lonman of the offer (offers).

3. If at any time after having previously attained a Working Interest in the Licence, Lonman receives an offer from a third party for its Working Interest in the Licence, Lonman shall be free to deal with its Working Interest in the Licence subject to the terms and conditions of the Joint

                                 LONMAN9marOO.txt

Operating Agreement which governs the relationships of the parties with interests in the Licence.

4. Any such third party referred to in Clause 3.2 and 3.3 shall reimburse the Original Parties all past expenditures as required by Section 4 of this Agreement.

4.   COST RECOVERY ASSOCIATED WITH ANY LONMAN WORKING INTEREST.

1.   Prior to Lonman earning a Working Interest in the Licence by

     i) exercising its right to take a 5% Working Interest in the Licence prior to the drilling of the first well, or

    ii) converting its CTPI to a Working Interest prior to the First Production Date,

according to the terms of Section 2 of this Agreement, the original Parties will bear and pay for all costs associated with the Licence in proportion to their interest as expended by the Operator with Joint Venture Approval.

2. With effect on and from the Production Date, Lonman will pay or the Original Parties will be entitled to take in kind) , from the Lonman entitlement to production of Petroleum, an amount equal to 50% of the net cash proceeds from such entitlement, after deduction of all relevant taxes,

                                 LONMAN9marOO.txt

royalties, operating costs and any other costs not otherwise incurred pursuant to clause 4.1, until the costs incurred pursuant to clause 4.1 are fully recovered inclusive of CPI adjustments. The accrual of such costs will commence from and relate back to the date the Parties first formed the East Vulcan study group and will be subject to adjustment by the Australian CPI for the period between when such costs were incurred and the date of payment.

5.   LONMAN'S ACCESS TO INFORMATION

1. Lonman shall have the right of access to all technical data with respect to the Licence, at all reasonable times. Lonman will also have the right to attend the statutory TCM/OCM which will be defined in the Joint Operating Agreement to be agreed between the Parties, but will not have a right to vote until the Lonman has a Working Interest in the Licence. Such a vote will be equal to Lonman's Working Interest even before all past costs are recovered.

2. Lonman agrees to keep all information obtained from the data or the TCM/OCM meetings confidential.

3. The Original Parties agree that, in the process of agreeing to the terms and conditions of a Joint Operating Agreement, Lonman shall be included as a participating party to that process.

6.   NOTICES

                                 LONMAN9marOO.txt

1. Any notice required under this Agreement must be in writing, in the English language, and sent by registered mail or facsimile transmission to the address of the receiving party as stated in this Agreement, or to such other address as a Party may advise from time to time.

2. A notice sent by registered mail is effective upon receipt in business hours.

3. A notice sent by facsimile transmission is effective upon transmission unless it is transmitted after the close of normal business hours, or on a Saturday, Sunday or public holiday, in which case it is effective on the opening of business on the next business day at the intended place of receipt.

7.   UNTIMELY DEATH OF CONOLLY PRIOR TO DRILLING

     In the event of Conolly's death prior to drilling of the exploration well, then the shareholders of Lonman have the right to replace Conolly with a nominated geologist to continue with the farmout efforts

8.   INDEMNITY

1. If Lonman does not take up its rights under this Agreement under Section 2 then the Original Parties agree that Lonman has no liability with respect

                                 LONMAN9MAROO.TXT

to any costs in THE LICENCE AND so indemnify Lonman. The Original Parties note under this Agreement that Lonman has no obligation to exercise its rights to a Working Interest in the Licence and may allow those rights to lapse.

2. Prior to giving notice or considering to give notice under Clauses 2.2 or 2.5 of this Agreement to attain a Working Interest, Lonman may request from the Operator an estimate of past costs attributable to such a Working Interest. This information is to be provided by the Operator within 30 days.

3. The indemnity in clause 7.1 will cease to apply on and from the date upon which the Lonman has a Working Interest in the Licence pursuant to this Agreement.

9.   GOVERNING LAW AND JURISDICTION

1. This Agreement and all questions arising in connection with it are governed by and will be construed according to the laws from time to time in force in the State of NSW and the Parties irrevocably submit to the authority of the Courts in and of that State.

10.  MISCELLANEOUS

Any approval and registration of this Agreement in accordance with the provisions of the Act shall be obtained by Lonman, subject to clauses 3 and 4.

                                 LONMAN9marOO.txt

IN WITNESS WHEREOF the Parties have executed this Agreement

Agreed and accepted by                             Agreed and accepted by


-------------------------------                    -----------------------------
For and on Behalf of                               For and on Behalf of


-------------------------------                    -----------------------------
Lonman Pty. Ltd.                                   Mosaic Oil N.L.


-------------------------------                    -----------------------------
Agreed and accepted by                             Agreed and accepted by


-------------------------------                    -----------------------------
For and on Behalf of                               For and on Behalf of
Trans-Orient Petroleum (AUS) Pty. Ltd.             West Oil N.L.

                                       SCHEDULE "F"

RULE 902(K). U.S. PERSON.

(1) "U.S. person" means:

   (i) Any natural person resident in the United States;

   (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

   (iii) Any estate of which any executor or administrator is a U.S. person;

   (iv) Any trust of which any trustee is a U.S. person;

   (v) Any agency or branch of a foreign entity located in the United States;

   (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

   (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

   (viii) Any partnership or corporation if:

    (A) Organized or incorporated under the laws of any foreign jurisdiction;
        and

   (B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in 230.501
       (a)) who are not natural persons, estates or trusts.

(2) The following are not "U.S. persons":

   (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

   (ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

   (A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

   (B) The estate is governed by foreign law;

   (iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

   (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

   (v) Any agency or branch of a U.S. person located outside the United States if:

   (A) The agency or branch operates for valid business reasons; and

   (B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

   (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

RULE 902(L) United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.


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